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                                                           EXECUTION COPY


                                AMENDED AND RESTATED

                            AGREEMENT AND PLAN OF MERGER



                                       Among

                        LODGENET ENTERTAINMENT CORPORATION,

                             CONNECT GROUP CORPORATION
                                        and

                          THE SECURITYHOLDERS NAMED HEREIN




                                  September 30, 1998

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                                  TABLE OF CONTENTS
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ARTICLE I      THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1       The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2       Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.3       Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.4       Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
               CORPORATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1       Conversion of CGC Common Stock . . . . . . . . . . . . . . . . . . . 2
     2.2       Escrow Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.3       Surrender and Payment. . . . . . . . . . . . . . . . . . . . . . . . 3
     2.4       Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.5       Additional Consideration . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE III    THE SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . . .4
     3.1       Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . 4
     3.2       Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     3.3       Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF CGC . . . . . . . . . . . . . . . .4
     4.1       Organization and Qualification . . . . . . . . . . . . . . . . . . . 4
     4.2       Capital Structure. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     4.3       Subsidiaries; Equity Investments . . . . . . . . . . . . . . . . . . 6
     4.4       Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.5       No Conflict with Other Instruments . . . . . . . . . . . . . . . . . 6
     4.6       Governmental Consents. . . . . . . . . . . . . . . . . . . . . . . . 6
     4.7       Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     4.8       Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . 7
     4.9       Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     4.10      Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . 8
     4.11      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     4.12      Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     4.13      Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . .11
     4.14      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     4.15      Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     4.16      No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     4.17      Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.18      CGC Technology . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     4.19      Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . .13
     4.20      Related Parties. . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.21      Certain Advances . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.22      Underlying Documents . . . . . . . . . . . . . . . . . . . . . . . .14
     4.23      No Misleading Statements . . . . . . . . . . . . . . . . . . . . . .14

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS. . . . . . . . . . 14
     5.1       CGC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .14
     5.2       Investment Representations . . . . . . . . . . . . . . . . . . . . .15

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF LODGENET. . . . . . . . . . . . . 16
     6.1       Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     6.2       Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     6.3       No Conflict with Other Instruments . . . . . . . . . . . . . . . . .16
     6.4       Governmental Consents. . . . . . . . . . . . . . . . . . . . . . . .17
     6.5       SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     6.6       Shares of LodgeNet Common Stock. . . . . . . . . . . . . . . . . . .17
     6.7       Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . .17
     6.8       Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . .17
     6.9       Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . .17

ARTICLE VII    CONDUCT PRIOR TO THE EFFECTIVE TIME . . . . . . . . . . . . . . . . 18
     7.1       Conduct of Business of CGC . . . . . . . . . . . . . . . . . . . . .18
     7.2       No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE VIII   ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . 21
     8.1       Approval of CGC Shareholders . . . . . . . . . . . . . . . . . . . .21
     8.2       Access to Information; Interim Financial Information.. . . . . . . .21
     8.3       Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .21
     8.4       Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     8.5       Public Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .21
     8.6       Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     8.7       Conduct; Notification of Certain Matters . . . . . . . . . . . . . .22
     8.8       Tax-Free Reorganization. . . . . . . . . . . . . . . . . . . . . . .22
     8.9       Blue Sky Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     8.10      Stockholders Agreement . . . . . . . . . . . . . . . . . . . . . . .22
     8.11      Key Employee Retention . . . . . . . . . . . . . . . . . . . . . . .22
     8.12      Transfer of CGC Technology . . . . . . . . . . . . . . . . . . . . .22
     8.13      Formation of 1stUp . . . . . . . . . . . . . . . . . . . . . . . . .23
     8.14      Additional Documents and Further Assurances. . . . . . . . . . . . .24
     8.15      Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE IX     CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . . . 24
     9.1       Conditions to Obligations of Each Party to Effect the Merger.. . . .24
     9.2       Additional Conditions to Obligations of CGC. . . . . . . . . . . . .24
     9.3       Additional Conditions to the Obligations of LodgeNet . . . . . . . .25

ARTICLE X INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.1      Survival of Representations and Warranties . . . . . . . . . . . . .26

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     10.2      Indemnification by CGC and the Securityholders . . . . . . . . . . .27
     10.3      Indemnification by LodgeNet. . . . . . . . . . . . . . . . . . . . .28
     10.4      Defense of Claims. . . . . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE XI     TERMINATION, AMENDMENT, WAIVER, CLOSING . . . . . . . . . . . . . . 29
     11.1      Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     11.2      Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . .30
     11.3      Amendment or Supplement. . . . . . . . . . . . . . . . . . . . . . .30
     11.4      Extension of Time, Waiver. . . . . . . . . . . . . . . . . . . . . .30

ARTICLE XII    GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     12.1      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     12.2      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     12.3      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     12.4      Entire Agreement; Assignment . . . . . . . . . . . . . . . . . . . .32
     12.5      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     12.6      Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     12.7      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     12.8      Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     12.9      Absence of Third-Party Beneficiary Rights. . . . . . . . . . . . . .33

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Exhibit A        Certificate of Merger (DE)
Exhibit B        Agreement of Merger (CA)
Exhibit C        Escrow Agreement
Exhibit D        Additional Consideration Terms
Exhibit E        Balance Sheet
Exhibit F        CGC Technology
Exhibit G        Form of Stockholders Agreement
Schedule 2.1     Initial Merger Consideration and Escrow Shares
Schedule 4.2(d)  Addresses of Securityholders
Schedule 4.7     Liability Schedule


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
                  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this
"Agreement"), made and entered into as of the 30th day of September 1998, by and among LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation ("LodgeNet"), CONNECT GROUP CORPORATION, a California corporation ("CGC"), and certain shareholders of CGC named on the signature pages hereto (the "Securityholders").

                                W I T N E S S E T H:

     WHEREAS, the Boards of Directors of LodgeNet and CGC deem it advisable and in the best interests of their respective companies and their respective stockholders or shareholders, as the case may be, to effect the merger hereafter provided for, in which CGC would merge with and into LodgeNet, with LodgeNet as the surviving corporation (the "Merger");

     WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the parties hereto originally entered into an Agreement and Plan of Merger dated as of June 16, 1998 (the "Original Merger Agreement");

     WHEREAS, the Original Merger Agreement was amended as of July 30, 1998, August 12, 1998, August 31, 1998, September 11, 1998 and September 25, 1998; and

     WHEREAS, the parties hereto desire to amend and restate the Original Merger Agreement in its entirety to reflect the preceding changes and other amendments:

     N O W, T H E R E F O R E, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, LodgeNet, CGC and the Securityholders hereby agree as follows:

                                  ARTICLE I

                                  THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.3), upon the terms and subject to the conditions of this Agreement, CGC shall be merged with and into LodgeNet in accordance with the California General Corporation Law (the "CGCL") and the General Corporation Law of the State of Delaware ("DGCL"), whereupon the separate existence of CGC shall cease and LodgeNet shall be the surviving corporation.

     1.2 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement, or at such other time, place and date as is mutually agreed to by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."


                                    -1-
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     1.3  EFFECTIVE TIME.  As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, LodgeNet shall file a Certificate of Merger, in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware and CGC shall file an Agreement of Merger in the form attached hereto as Exhibit B, with the Secretary of State of the State of California and each of LodgeNet and CGC shall make all other filings or recordings required by the CGCL and the DGCL in connection with the Merger. The Merger shall become effective at such time as both the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the Agreement of Merger is duly filed with the Secretary of State of the State of California (the "Effective Time").

     1.4 CORPORATE ORGANIZATION. At and after the Effective Time, LodgeNet shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities and duties of CGC, all as provided under the CGCL and the DGCL.

                                   ARTICLE II

                          EFFECT OF THE MERGER ON THE
                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

     2.1 CONVERSION OF CGC COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of common stock of CGC ("CGC Common Stock"), the following shall occur:

     (a) Each share of CGC Common Stock held by CGC as treasury stock shall be canceled, and no payment shall be made with respect thereto.

     (b) The Securityholders shall exchange their shares of CGC Common Stock for the initial merger consideration (the "Initial Merger Consideration"), which shall consist of an aggregate of (i) five hundred thousand dollars ($500,000) and (ii) three hundred fifty thousand (350,000) shares of common stock, $.01 par value, of LodgeNet ("LodgeNet Common Stock"). The Initial Merger Consideration, less the Escrow Shares, as defined in Section 2.2, shall be paid to each Securityholder as set forth in Schedule 2.1 attached hereto.

     2.2 ESCROW SHARES. Of the total number of shares of LodgeNet Common Stock issued in connection with the Merger, an aggregate of two hundred thousand (200,000) shares (the "Escrow Shares") shall be held in escrow as collateral for the indemnification obligations of the Securityholders pursuant to Exhibit D hereto, Article X of this Agreement and the provisions of the Escrow Agreement in substantially the form attached hereto as Exhibit C (the "Escrow Agreement"). The Escrow Shares shall be withheld pro rata (based on the number of shares of CGC Common Stock held by each Securityholder immediately prior to the Effective Time relative to the total number of outstanding shares of CGC Common Stock immediately prior to the Effective Time) from the LodgeNet Common Stock to be received by each Securityholder. Such withheld amount shall be issued in accordance with the terms of the Escrow Agreement in the names of the Securityholders, but shall be delivered at the Effective Time to the Escrow Agent to be held and distributed in accordance with the provisions of Exhibit D hereto, Article X and the Escrow Agreement.


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     2.3 SURRENDER AND PAYMENT.

     (a) Prior to the Effective Time, CGC shall provide LodgeNet with a list of the names and addresses of each of CGC's shareholders for the purpose of exchanging certificates representing shares of CGC Common Stock for the Common Stock portion of the Initial Merger Consideration. Promptly after the Effective Time, LodgeNet shall send to each holder of record of shares of CGC Common Stock at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of CGC Common Stock to LodgeNet).

     (b) Holders of shares of CGC Common Stock that have been converted into a right to receive a portion of the Initial Merger Consideration, upon surrender to LodgeNet of a certificate or certificates representing such shares of CGC Common Stock, together with a properly completed letter of transmittal covering such shares of CGC Common Stock, will be entitled to receive the Initial Merger Consideration payable in respect of such shares of CGC Common Stock. Until so surrendered, each certificate representing shares of CGC Common Stock shall, after the Effective Time, represent for all purposes only the right to receive such Initial Merger Consideration.

     (c) If any portion of the Initial Merger Consideration is to be paid to a person other than the registered holder of shares of CGC Common Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and accompanied by all documents required to evidence and effect the transfer and that the person requesting such payment shall pay to LodgeNet any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares of CGC Common Stock or establish to the satisfaction of LodgeNet that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of CGC Common Stock. If, after the Effective Time, certificates representing shares of CGC Common Stock are presented to LodgeNet, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

     (e) Any amounts remaining unclaimed by holders of shares of CGC Common Stock three years after the Effective Time (or such earlier date prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of LodgeNet free and clear of any claims or interest of any person previously entitled thereto.

     (f) No dividends, interest or other distributions with respect to LodgeNet Common Stock constituting part of the Initial Merger Consideration shall be paid to the holder of any unsurrendered certificates representing shares of CGC Common Stock until such certificates are surrendered as provided in this Section 2.3. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing LodgeNet Common Stock into which such shares of CGC Common Stock were converted are registered, all dividends, interest and other distributions payable in respect of such shares of CGC Common Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

     2.4 ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of LodgeNet shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares,

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or any stock dividend thereon with a record date during such period, the number of shares of LodgeNet Common Stock constituting all or part of the Initial Merger Consideration shall be appropriately adjusted.

     2.5 ADDITIONAL CONSIDERATION. LodgeNet shall pay to the Securityholders the additional consideration, if any (the "Additional Consideration"), determined pursuant to the terms and conditions for such Additional Consideration contained in Exhibit D attached hereto. For the purposes of this Agreement, the term "Merger Consideration" shall mean the Initial Merger Consideration and the Additional Consideration.

                                  ARTICLE III

                           THE SURVIVING CORPORATION

     3.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of LodgeNet in effect at the Effective Time shall remain the certificate of incorporation of LodgeNet until amended in accordance with applicable law.

     3.2 BYLAWS. The Bylaws of LodgeNet in effect at the Effective Time shall remain the Bylaws of LodgeNet until amended in accordance with applicable law.

     3.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of LodgeNet at the Effective Time shall remain the directors of LodgeNet and the officers of LodgeNet at the Effective Time shall remain the officers of LodgeNet to serve at the pleasure of the Board of Directors of LodgeNet.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CGC

     Except as otherwise specifically set forth on the disclosure schedule delivered by CGC to LodgeNet prior to the execution of this Agreement (the "Disclosure Schedule"), CGC represents and warrants to LodgeNet as follows:

     4.1 ORGANIZATION AND QUALIFICATION. CGC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

     CGC is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, which states or jurisdictions are listed on the Disclosure Schedule, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a material adverse effect on CGC. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities, taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets, liabilities, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole).

     CGC has delivered or made available to LodgeNet true, complete and correct copies, with respect to CGC, of its (i) Articles of Incorporation and Bylaws (or other applicable charter documents), as amended to the date hereof, (ii) minutes of all of directors' and shareholders' meetings (or other applicable meetings), complete and accurate as of the date hereof,
(iii) stock certificate books and all other records that collectively correctly set forth the record ownership of all outstanding shares of its capital stock or other equity interests and all rights to purchase capital stock or other equity interests, and (iv) form of stock certificates, option agreements and rights to purchase shares of its capital stock or other equity interests. Such Articles of Incorporation and Bylaws and other applicable charter documents are in full force and effect.

     4.2 CAPITAL STRUCTURE.

     (a) The authorized capital stock of CGC consists of three million (3,000,000) shares of CGC Common Stock, no par value. As of the date of this Agreement, there were issued and outstanding one million four hundred seventy thousand (1,470,000) shares of CGC Common Stock.

     (b) Other than as described in paragraph (a) above, there are no other outstanding shares of capital stock or other equity securities of CGC and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which CGC is a party or by which CGC may be bound that do or may obligate CGC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of CGC's capital stock or securities convertible into or exchangeable for CGC's capital stock or that do or may obligate CGC to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

     (c) Except as set forth in the Disclosure Schedule, no shares of the issued and outstanding CGC Common Stock are subject to repurchase or redemption. All outstanding shares of CGC Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, CGC's Articles of Incorporation or Bylaws or any agreement to which CGC is a party or by which CGC may be bound. All outstanding securities of CGC have been issued in compliance with applicable federal and state securities laws.

     (d) Section 4.2 of the Disclosure Schedule ("Schedule 4.2") contains complete and accurate lists of, and the number of shares owned of record by, the holders of outstanding CGC Common Stock, including in each case the addresses of such holders. Schedule 4.2 is complete and accurate on the date hereof and, if required, an updated Schedule 4.2 to be attached hereto will be complete and accurate as of the Closing Date.

     (e) Except as set forth in the Disclosure Schedule and except for any restrictions imposed by applicable federal and state securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of CGC Common Stock.

     (f) CGC is not a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of CGC, the election of directors, the appointment of officers or other actions of CGC's Board of Directors (the "CGC Board") or the management of CGC.

     4.3 SUBSIDIARIES; EQUITY INVESTMENTS. CGC does not have and has never had any subsidiaries or companies controlled by CGC and does not own and has never owned any equity interest in, or controlled, directly or indirectly, any other corporation, partnership, joint venture, trust, firm or other entity.

     4.4 AUTHORITY. CGC has all requisite corporate power and authority to enter into this Agreement and, subject only to the requisite approval of this Agreement by CGC's shareholders, to perform its obligations hereunder and consummate the transactions contemplated hereby. The vote required of CGC's shareholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of CGC Common Stock. The execution and delivery of this Agreement, the performance by CGC of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CGC, including approval of the CGC Board and CGC's shareholders. This Agreement is a valid and binding obligation of CGC.

     4.5 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of CGC pursuant to
(i) any provision of CGC's Articles of Incorporation or Bylaws or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which CGC is a party or by which the properties or assets of CGC is bound, or (b) to the knowledge of CGC, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to CGC or its properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on CGC taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of CGC or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

     4.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to CGC in connection with the execution, delivery and performance of this Agreement by CGC or the consummation by CGC of the transactions contemplated hereby, except for (a) the filing of the Agreement of Merger with the California Secretary of State and the Certificate of Merger with the Delaware Secretary of State and (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby.

     4.7 BALANCE SHEET. Exhibit E attached hereto is a complete and accurate copy of the balance sheet of CGC (including accrued liabilities) as of May 31, 1998 (the "Balance Sheet"). The Balance Sheet is complete and correct in all material respects. At the date of this Agreement and as of the Closing Date, except as set forth in the Disclosure Schedule, CGC had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected in the Balance Sheet except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of this Agreement and liabilities incurred in the ordinary course of business since the date of the Balance Sheet which are usual and normal in amount. Prior to the Closing Date, CGC will deliver to LodgeNet an updated Balance Sheet reflecting all liabilities and obligations incurred from June 1, 1998 to the Closing Date. Schedule 4.7 to be delivered with the Balance Sheet sets forth individually each liability of CGC reflected in the Balance Sheet.

     4.8 ABSENCE OF CHANGES. Since May 31, 1998, except as otherwise contemplated by this Agreement or set forth in the Disclosure Schedule, CGC has conducted its respective business only in the ordinary and usual course and, without limiting the generality of the foregoing:

     (a) There have been no changes in the condition (financial or otherwise), business, assets, properties, employees, operations, obligations or liabilities of CGC, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on CGC, taken as a whole;

     (b) CGC has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security;

     (c) CGC has not incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary course of business consistent with past practice and in any event not in excess of ten thousand dollars ($10,000) for any single occurrence except to LodgeNet;

     (d) CGC has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice and in any event not in excess of ten thousand dollars ($10,000) for any single occurrence;

     (e) CGC has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock;

     (f) CGC has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock;

     (g) CGC has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary course of business consistent with past practice and in any event not in excess of ten thousand dollars ($10,000) for any single item or fifty thousand dollars ($50,000) in the aggregate;

     (h) CGC has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of ten thousand dollars ($10,000) for any single item or twenty-five thousand ($25,000) in the aggregate;

     (i) CGC has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

     (j) CGC has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice and in any event not in excess of ten thousand dollars ($10,000) for any single item or twenty-five thousand dollars ($25,000) in the aggregate;

     (k) CGC has not entered into any material transaction or contract, or made any commitment to do the same;

     (l) CGC has not sold, assigned, licensed, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 4.17);

     (m) CGC has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing;

     (n) CGC has not effected or agreed to effect any change in its directors, officers or key employees; and

     (o) CGC has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws.

     4.9 PROPERTIES. CGC does not own any real property, nor has it ever owned any real property.

     4.10     ENVIRONMENTAL MATTERS.

     (a) CGC is, and at all times has been, in compliance with all applicable local, state and federal statutes, orders, rules, ordinances, regulations, codes and policies and all judicial or administrative interpretations thereof (collectively, "Environmental Laws") relating to pollution or protection of the environment, including, without limitation, laws relating to exposures, emissions, discharges, releases or threatened releases of Hazardous Substances (as defined below) into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of Hazardous Substances. CGC has not received any notice of any investigation, claim or proceeding against CGC relating to Hazardous Substances or any action pursuant to or violation or alleged violation under any Environmental Law, and CGC is not aware of any fact or circumstance which could involve CGC in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon CGC. As used in this Agreement, "Hazardous Substances" means any pollutant, contaminant, material, substance, waste, chemical or compound regulated, restricted or prohibited by any law, regulation or ordinance or designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment.

     (b) To the best of CGC's knowledge, there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by CGC. CGC has not disposed of any Hazardous Substances on or about such properties. To the best of CGC's knowledge, there is no present release or threatened release of any Hazardous Substances in, on, under or around such properties. CGC has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment.

     (c) CGC has all permits, licenses and approvals required by Environmental Laws for the use and occupancy of, and for all operations and activities conducted on, the Properties, and CGC is in full compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued, are in full force and effect, and, to the extent necessary and permitted by applicable law, will be transferred to

LodgeNet at the Closing, and will remain in full force and effect as so transferred to LodgeNet.

     4.11     TAXES.

     (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause
(i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

     (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed prior to the Effective Time with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of CGC (collectively, the "CGC Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. The Balance Sheet (i) fully accrues consistent with past practices all actual and contingent liabilities for Taxes with respect to all periods through the date of the Balance Sheet and (ii) properly accrues consistent with past practices all liabilities for Taxes payable after the Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Balance Sheet relating to Tax matters is true, complete and accurate in all material respects.

     (c) No Tax liability has been incurred since the date of the Balance Sheet other than in the ordinary course of business or any Tax liability that may arise as a result of the Merger. CGC has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. As of the date of this Agreement, CGC has not been required to file any federal income tax returns.

     (d) There is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to CGC in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by CGC which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither CGC, nor any person on behalf of CGC has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of CGC except liens for current Taxes not yet due. Except as may be required as a result of the Merger, CGC has not been nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

     (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of CGC that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, CGC is not a party to or bound by (nor will it prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than CGC. None of the assets of CGC (i) is property that CGC is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. CGC has not participated in (and prior to the Effective Time CGC will not participate in) an international boycott within the meaning of Section 999 of the Code. CGC has previously provided or made available to LodgeNet complete and accurate copies of all CGC Returns, and will, as reasonably requested by LodgeNet, provide any presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

     4.12 EMPLOYEES. CGC will provide LodgeNet prior to the Closing with a complete and accurate list setting forth all employees and consultants of CGC as of the date thereof, together with their titles or positions, dates of hire, regular work location and current compensation. CGC does not have any employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, except as the right of CGC to terminate its employees at will may be limited by applicable federal, state or foreign law. CGC does not have any deferred compensation, pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee pension benefit (as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise) or welfare benefit plan or obligation covering any of its officers or employees ("Employee Plans") or any informal understanding with respect to the foregoing. CGC does not maintain or has ever maintained or contributed to any Employee Plan subject to Title IV of ERISA (relating to defined benefit plans).

     There are no controversies or labor disputes or union organization activities pending or threatened between CGC and any of its employees. None of the employees of CGC belongs to any union or collective bargaining unit. CGC has complied with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions.

     4.13 COMPLIANCE WITH LAW. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of CGC which are necessary to the conduct of CGC's business ("Permits") are in full force and effect and CGC is not in violation of any Permit in any material respect. Except for exceptions which would not have a material adverse effect on CGC, the business of CGC has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     4.14 LITIGATION. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or, to the knowledge of CGC, threatened, against CGC or any of its directors, officers, employees or agents, or involving any of their respective assets or properties used in or related to the business of CGC, before any court, agency, authority, arbitration panel or other tribunal. CGC is not aware of any facts which, if known to shareholders, customers, suppliers, governmental authorities or other persons, would result in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation.

CGC is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is CGC in default with respect to any notice, order, writ, injunction or decree, any of which would have a material adverse effect on CGC.

     4.15 CONTRACTS. Section 4.15 of the Disclosure Schedule contains a complete and accurate list of each executory contract and agreement to which CGC is a party, or by which CGC is bound in any respect.

     CGC has not, nor, to the knowledge of CGC, has any of its employees entered into any contract or agreement containing covenants limiting the right of CGC to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

     4.16     NO DEFAULT.

     (a) Each of the contracts, agreements or other instruments referred to in Section 4.15 is a legal, binding and enforceable obligation by or against CGC subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. No party with whom CGC has an agreement or contract is in default thereunder or has breached any term or provision thereof where such default or breach would have a material adverse effect on the business of CGC.

     (b) CGC has performed, or is now performing, the obligations of, and CGC is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has notified CGC of any claim, dispute or controversy with respect to any of the executory contracts of CGC nor has CGC received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by CGC with respect to its obligations under any of those contracts, where such alleged nonperformance, delay in delivery or other noncompliance would have a material adverse effect on CGC, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

     4.17     PROPRIETARY RIGHTS.

     (a) Section 4.17 of the Disclosure Schedule sets forth a complete and accurate list (the "Intellectual Property Disclosure Schedule") of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by CGC or in which it has any rights or licenses. Such list specifies, as applicable: (i) the title of the patent, trademark, trade name, service mark, copyright or application therefor; (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright has been issued or registered or in which an application has been filed, including the registration or application numbers; and (iii) material licenses, sublicenses and similar agreements to which CGC is a party or pursuant to which any other party is authorized to use, exercise or receive any benefit from any Proprietary Rights (as defined below) of CGC. CGC has provided LodgeNet with copies of all agreements of CGC with each officer, employee or consultant of CGC providing CGC with title and ownership to patents, patent applications, trade secrets, inventions and inventions developed or used by CGC in its business. All of such agreements are valid, enforceable and legally binding, subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

     (b) CGC owns or possesses or has the right to obtain valid licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used or currently proposed to be used in the business of CGC and the same are sufficient to conduct CGC's business as it has been and is now being conducted or as it is currently proposed to be conducted. CGC has the rights to use, sell, license, sublicense, assign, transfer, convey or dispose of such Proprietary Rights and the products, processes and materials covered thereby.

     (c) To the knowledge of CGC, the operations of CGC do not conflict with or infringe, and no one has asserted to CGC that such operations conflict with or infringe, any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against CGC with respect to any Proprietary Rights, and to the knowledge of CGC, none has been threatened against the Proprietary Rights. To the knowledge of CGC, there are no facts or alleged facts which would reasonably serve as a basis for any claim that CGC does not have the right to use and to transfer the right or use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of CGC as it has been and is now being conducted. The Proprietary Rights referred to in the preceding sentence are free of any unresolved ownership disputes with respect to any third party and to the best knowledge of CGC there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of CGC nor is there any breach of any license, sublicense or other agreement authorizing another party to use such Proprietary Rights. CGC has not has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any such Proprietary Right.

     (d) The Intellectual Property Disclosure Schedule contains a complete and accurate list of any proceedings before any patent or trademark authority to which CGC is a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests. Such list includes any pending applications for reissue or reexamination of a patent. CGC has the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

     (e) CGC holds no patents, registered trademarks, service marks, other product or service identifiers, or registered copyrights.

     (f) CGC has taken all other measures it deems reasonable to maintain the confidentiality of the Proprietary Rights used or proposed to be used in the conduct of its business the value of which to CGC is contingent upon maintenance of the confidentiality thereof.

     (g) CGC has secured valid written assignments from all inventors, co-inventors, consultants and employees who contributed to the creation or development of CGC's Proprietary Rights of the rights to such contributions that CGC does not already own by operation of law.

     (h) No employee or officer of or consultant to CGC is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee or consultant with CGC or any previous employer.

     4.18 CGC TECHNOLOGY. CGC's Proprietary Rights, including without limitation the Guest Room Technology and the Meeting Room Technology (the "CGC Technology"), conforms in all material respects to the performance benchmarks, technical specifications and cost parameters (the "Benchmarks") all as described in Exhibit F attached hereto.

     4.19 BROKERS OR FINDERS. Neither CGC nor any of its officers, directors, employees or shareholders has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

     4.20 RELATED PARTIES. No officer or director of CGC, or any affiliate of CGC or any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by CGC, or (b) a beneficial interest in any contract or agreement to which CGC is a party or by which CGC may be bound.

     4.21 CERTAIN ADVANCES. There are no receivables of CGC owing from directors, officers, employees, consultants or shareholders of CGC or owing by any affiliate of any director or officer of CGC, other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of five thousand dollars ($5,000) for any one individual.

     4.22 UNDERLYING DOCUMENTS. Copies of any underlying documents listed or described as having been disclosed to LodgeNet pursuant to this Agreement have been furnished to LodgeNet. All such documents furnished to LodgeNet are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed in writing to LodgeNet.

     4.23 NO MISLEADING STATEMENTS. No representation or warranty made herein, in the Disclosure Schedule or in the Appendices, Schedules and Exhibits attached hereto or any written statement or certificate furnished or to be furnished to LodgeNet pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. CGC has disclosed to LodgeNet all material information of which it is aware relating specifically to the operations and business of CGC as of the date of this Agreement or relating to the transactions contemplated by this Agreement.

                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                              THE SECURITYHOLDERS

     Each of the Securityholders represents, warrants and covenants to LodgeNet as follows:

     5.1 CGC COMMON STOCK. Such Securityholder holds of record and owns beneficially the shares of CGC Common Stock set forth opposite his name on
Schedule 4.2 free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws or any other restrictions as disclosed in the Disclosure Schedule, which will be removed or waived by the Effective Time), claims, Taxes, liens, pledges, options, warrants, rights, contracts, calls, commitments, equities and demands. Such Securityholder is not a party to any option, warrant, right, contract, call, put, or other agreement providing for the disposition of any capital stock of CGC (other than pursuant to this Agreement). Such Securityholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to any capital stock of CGC.

     5.2  INVESTMENT REPRESENTATIONS.

     (a) Such Securityholder understands that the LodgeNet Common Stock issued as the Initial Merger Consideration (the "LodgeNet Shares") are "restricted securities" under the federal securities laws inasmuch as they are being acquired from LodgeNet in a transaction not involving a public offering and that under such laws and applicable regulations the LodgeNet Shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Securityholder is familiar with Rule 144 as promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     (b) Such Securityholder is acquiring the LodgeNet Shares solely for his or its own account for investment and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act or any applicable state or foreign securities laws, and has no present intention of selling, granting any participation in, or otherwise distributing the LodgeNet Shares. Such Securityholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the LodgeNet Shares.

     (c) By reason of his or its business or financial experience, such Securityholder is capable of evaluating the merits and risks of an investment in the LodgeNet Shares pursuant to the terms of this Agreement and related documents, and is able to protect his or its own interest in connection with the transactions contemplated by this Agreement. Such Securityholder is financially able to bear the economic risk of an investment in the LodgeNet Shares.

     (d) Such Securityholder has received all information that he or it deems necessary or advisable in order to make an informed decision on whether to acquire the LodgeNet Shares. Without limiting the foregoing, such Securityholder has received and reviewed this Agreement, including all Schedules and Exhibits hereto, and has had the opportunity to ask questions and receive answers with respect to LodgeNet, its business, operations and financial condition, and the terms and conditions of the offering of the LodgeNet Shares in connection with the transactions contemplated by this Agreement. With respect to tax and other economic considerations involved in this investment, such Securityholder has relied on his or its own counsel for advice and has expressly not relied on LodgeNet.

     (e) Such Securityholder understands that the LodgeNet Shares are not registered under the Securities Act and that the sale provided for in this Agreement and LodgeNet's issuance of the LodgeNet Shares thereunder will be made in reliance upon an exemption from registration under Section 4(2) of the Securities Act or pursuant to Regulation D promulgated thereunder, and in reliance upon exemptions from registration contained in the securities laws of the various states and that, in such case, LodgeNet's reliance on such exemptions will be at least partially based on such Securityholder's representations as set forth herein.

     (f) Such Securityholder understands that, to the extent applicable, each certificate or other document evidencing any of the LodgeNet Shares may bear the following legend and covenants that, except to the extent such restrictions are waived by the Company, such Securityholder will not transfer the LodgeNet Shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO LODGENET ENTERTAINMENT CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 30, 1998 AND MAY BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH SUCH AGREEMENT."


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF LODGENET

     LodgeNet represents and warrants to CGC and the Securityholders as follows:

     6.1 ORGANIZATION. LodgeNet is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. LodgeNet is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on LodgeNet and its subsidiaries, taken as a whole.

     6.2 AUTHORITY. LodgeNet has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by LodgeNet of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of LodgeNet, including approval of the Board of Directors of LodgeNet (the "LodgeNet Board"). This Agreement is a valid and binding obligation of LodgeNet.

     6.3 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of LodgeNet or any of its subsidiaries pursuant to (i) any provision of LodgeNet's Certificate of Incorporation or Bylaws, or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which LodgeNet or any of its subsidiaries is a party or by which the properties or assets of LodgeNet or any of its subsidiaries is bound, or (b) to the knowledge of LodgeNet, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to LodgeNet or any of its subsidiaries or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on LodgeNet and its subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of LodgeNet or any of its subsidiaries or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

     6.4 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to LodgeNet in connection with the execution and delivery of this Agreement by LodgeNet or the consummation by LodgeNet of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and the Agreement of Merger with the California Secretary of State and (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions set forth herein or which the failure to obtain would not have a material adverse effect on the consummation by LodgeNet of the transactions contemplated hereby.

     6.5 SEC DOCUMENTS. LodgeNet has furnished to CGC complete and accurate copies of LodgeNet's Annual Report on Form 10-K for the year ended December 31, 1997, LodgeNet's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and LodgeNet's Definitive Proxy Statement for its Annual Meeting of Stockholders held on May 13, 1998 ("LodgeNet's SEC Filings"), all filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective filing dates, LodgeNet's SEC Filings complied in all material respects with the requirements of the Exchange Act and, as of their respective filing dates, LodgeNet's SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     6.6 SHARES OF LODGENET COMMON STOCK. The shares of LodgeNet Common Stock to be issued pursuant to the Merger will, when issued and delivered to the Securityholders, be duly authorized, validly issued, fully paid and nonassessable.

     6.7 BROKERS OR FINDERS. Neither LodgeNet nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

     6.8 ABSENCE OF CHANGES. Since June 30, 1998, there have been no changes in the condition (financial or otherwise), business, assets, properties, employees, operations, obligations or liabilities of LodgeNet, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on LodgeNet, taken as a whole.

     6.9 COMPLIANCE WITH LAW. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of LodgeNet which are necessary to the conduct of LodgeNet's business ("Permits") are in full force and effect and LodgeNet is not in violation of any Permit in any material respect. Except for exceptions which would not have a material adverse effect on LodgeNet, the business of LodgeNet has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

                                  ARTICLE VII

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     7.1 CONDUCT OF BUSINESS OF CGC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, CGC agrees (except as contemplated by this Agreement or to the extent that LodgeNet shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time.

     Following the date of this Agreement, CGC shall promptly notify LodgeNet of any materially adverse event related to CGC or the business of CGC. Without limiting the foregoing, except as expressly contemplated by this Agreement, CGC shall not, without the prior written consent of LodgeNet:

     (a) Enter into any material commitment or transaction not in the ordinary course of business consistent with past practice;

     (b)  Transfer to any person or entity any rights to the Proprietary
Rights;

     (c) Enter into any agreements (or material amendments thereto) pursuant to which any unrelated third party is granted marketing, distribution or similar rights of any type or scope with respect to any products of CGC;

     (d) Amend or otherwise modify, except in the ordinary course of business consistent with past practice, or violate the material terms of, any of the agreements set forth or described in the Disclosure Schedule;

     (e) Commence a lawsuit other than (i) for the routine collection of bills or (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business provided that it consults with LodgeNet prior to the filing of such suit;

     (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

     (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

     (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws (or other charter documents);

     (i) Acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

     (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

     (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others;

     (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee other than pursuant to the existing agreements of CGC;

     (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers to any person whose aggregate annual base salary would exceed fifty thousand dollars ($50,000), pay or agree to pay any special bonus or special remuneration to any director or employee other than in connection with normal annual bonus and salary adjustments for all non-officers and directors upon consultation with LodgeNet, or increase the salaries or wage rates of its other employees, except as consistent with the ordinary course of business consistent with past practice;

     (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

     (o) Pay, discharge or satisfy, in an amount in excess of ten thousand dollars ($10,000) (in any one case) or twenty-five thousand dollars ($25,000) (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Balance Sheet or that arose in the ordinary course of business subsequent to March 31, 1998 or unless payment of such claim, liability or obligation is due in accordance with its terms or expenses consistent with the provisions of this Agreement incurred in connection with the transactions contemplated hereby and is not in excess of twenty-five thousand dollars ($25,000);

     (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

     (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 7.1(a) through 7.1(p) above, or any other action that would prevent CGC from performing or cause CGC not to perform its covenants hereunder.

     7.2     NO SOLICITATION.

     (a) Until the earlier of the Effective Time or the date of termination of this Agreement, CGC agrees that it shall not directly or indirectly, take any of the following actions with any party other than LodgeNet and its designees: solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving CGC or acquisition of any kind of material portion of the capital stock or assets of CGC, CGC agrees that its Board of Directors shall recommend the approval of the transactions contemplated herein to the CGC shareholders and shall not endorse or recommend any alternative proposal.
 CGC further agrees that neither it nor any of its directors, officers, employees, agents and representatives (including, without limitation, any financial advisor, attorney or accountant) will initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to (i) a merger, acquisition, consolidation, recapitalization, liquidation, asset sale or similar acquisition involving the purchase, sale or other disposition of all or any significant portion of the assets of CGC, (ii) the issuance, sale or other transfer of any of the shares of the capital stock of CGC (or any securities convertible into or exchangeable or exercisable for such capital stock), or (iii) any agreement, arrangement, contract, license or understanding that could reasonably be expected to obstruct or delay the transactions contemplated herein (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring it to abandon, terminate, or fail to consummate the Merger or any other transactions contemplated by this Agreement, or make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction with any third party other than LodgeNet. CGC agrees to notify LodgeNet immediately if any such inquiries or proposals regarding any such alternative proposal are received.

     (b) If CGC and/or its Board of Directors, irrespective of the parties' expressed intent to be bound by the foregoing covenant, breaches such covenant and approves endorses, recommends or enters into an Acquisition Transaction as described above, then LodgeNet shall have the right to elect to exercise one of the following rights (in addition to any other rights or remedies available at law or in equity including an action for breach of contract): (i) LodgeNet shall have a right of first refusal to elect to match the terms of any such Acquisition Transaction on substantially the same terms and conditions set forth therein (provided that, if the Acquisition Transaction includes consideration in the form of securities of the proposing party or other property, LodgeNet shall be entitled to substitute comparable securities and substantially similar property); or (ii) LodgeNet shall have the right to cause CGC to grant to LodgeNet an option, immediately exercisable, to purchase shares of the capital stock of CGC representing one-third of the fully diluted voting power and equity ownership of CGC (giving effect to any securities issuable in connection with such Acquisition Transaction) for an aggregate exercise price equal to lower of one million dollars ($1,000,000) or the lowest price per share paid or agreed to be paid for such securities or their equivalents in any such alternative transaction.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     8.1 APPROVAL OF CGC SHAREHOLDERS. At or prior to the execution of this Agreement, CGC will have received written consents from all of its shareholders, other than USWeb Corporation ("USWeb"), approving this Agreement. CGC will use its best efforts to obtain the written consent of USWeb at or prior to the

Effective Time. The signatures of the Securityholders on this Agreement shall constitute their written consent to the Merger under California law.

     8.2 ACCESS TO INFORMATION; INTERIM FINANCIAL INFORMATION. Subject to any applicable contractual confidentiality obligations (which CGC shall use all commercially reasonable efforts to cause to be waived) CGC shall afford LodgeNet and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of CGC's financial and technical information, installation sites, properties, books, contracts, agreements and records, and
(ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of CGC as LodgeNet may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 8.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     8.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Mutual Nondisclosure Agreement between LodgeNet and CGC effective as of June 15, 1998.

     8.4 EXPENSES. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     8.5    PUBLIC DISCLOSURE.  Unless otherwise required by law
(including, without limitation, securities laws) and, as to LodgeNet, by the rules and regulations of Nasdaq, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the discussions or subject matter of this Agreement shall be made by any party hereto unless approved by LodgeNet and CGC prior to release, provided that such approval shall not be unreasonably withheld.

     8.6 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use their best efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither CGC nor LodgeNet shall be required to agree to any divestiture by LodgeNet or CGC, as may be applicable, or any of LodgeNet's or CGC's subsidiaries or affiliates of shares of capital stock or of any business, assets or properties of LodgeNet or its affiliates or CGC, its subsidiaries or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     8.7 CONDUCT; NOTIFICATION OF CERTAIN MATTERS. Each of LodgeNet and CGC shall use all commercially reasonable efforts to not take, or fail to take, any action that from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. CGC shall give prompt written notice to LodgeNet, and LodgeNet shall give prompt written notice to CGC, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which causes or is likely to cause any representation or warranty of CGC or LodgeNet, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any failure of CGC or LodgeNet, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.7 shall not limit or otherwise affect the other party's right to rely on the representations and warranties herein or any the other remedies available to the party receiving such notice.

     8.8 TAX-FREE REORGANIZATION. LodgeNet and CGC shall each use their best efforts to cause the Merger to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. None of the Securityholders shall have any liability to LodgeNet for any Tax liability that may arise with respect to CGC as a result of the Merger

     8.9 BLUE SKY LAWS. LodgeNet shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of LodgeNet Common Stock pursuant hereto. CGC shall use all reasonable efforts to assist LodgeNet as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of LodgeNet Common Stock pursuant hereto.

     8.10 STOCKHOLDERS AGREEMENT. LodgeNet and the Securityholders agree that, at or prior to the Effective Time, they will enter into a Stockholders Agreement substantially in the form of Exhibit G attached hereto (the "Stockholders Agreement").

     8.11 KEY EMPLOYEE RETENTION. Certain key employees of CGC designated by LodgeNet will execute employment agreements and employee proprietary information and inventions agreements in form and substance mutually satisfactory to the parties. In addition, the parties hereto will mutually approve the terms of a key employee retention program.

     8.12 TRANSFER OF CGC TECHNOLOGY. As soon as practicable after the Effective Time, the Securityholders will take all actions necessary to assign all of their right, title and interest in the CGC Technology to LodgeNet. Each Securityholder hereby irrevocably constitutes and appoints LodgeNet, and the authorized executive officers of LodgeNet, and each of them acting individually, its true and lawful agent and attorney-in-fact, with full power and authority of substitution, to make, amend, execute, acknowledge, swear to, deliver, file and record for and on behalf of such Securityholder, such documents and instruments as may be necessary or appropriate to carry out the provisions of, and which are permitted by this Section 8.12. The foregoing power of attorney, being coupled with an interest, is hereby declared to be irrevocable, and shall survive the death, dissolution or incapacity of any Securityholder.

     8.13 FORMATION OF 1STUP. (a) The Securityholders shall form a new Delaware corporation, to be known as 1stUp Corporation ("1stUp") to the extent such name is legally available, the purpose of which shall be, among other things and to the extent lawfully permitted, to engage in internet access management in the "non-lodging" market. The incorporation and subsequent representation of 1stUp will be handled by Wilson Sonsini Goodrich & Rosati, a professional corporation, of Palo Alto, California. The board of directors of 1stUp shall initially consist of Charles Katz (Chairman), Roger McAulay and a person appointed by LodgeNet in its sole discretion.

     (b) To the extent permitted by law, LodgeNet will acquire an initial equity interest in 1stUp of twenty percent (20%) of the outstanding capital stock in consideration for an aggregate of twenty-five thousand dollars

($25,000) to be paid as soon as practicable after the Effective Time and will contribute additional capital and/or make advances to 1stUp on a dollar for dollar basis with any other additional financing, on the same terms and conditions applicable thereto, in an aggregate amount of up to two hundred twenty-five thousand dollars ($225,000). In addition, LodgeNet shall have preemptive rights with respect to any offering of equity securities by 1stUp to allow LodgeNet to maintain its percentage equity interest in 1stUp.

     (c) Effective upon the effective date of the incorporation of 1stUp, LodgeNet hereby grants to 1stUp a worldwide, perpetual, exclusive and fully-paid license (the "License") to the CGC Technology (including any modifications, improvements or derivative works thereof) to use, copy, distribute, sell, modify or prepare derivative works of the CGC Technology for use in 1stUp's products or as stand-alone products solely in "non-lodging markets." The License shall be non-transferable and non-assignable, except that: (i) 1stUp shall have the right to assign the License to any entity that acquires 1stUp or substantially all of its assets; and (ii) 1stUp shall have the right to sub-license the CGC Technology, subject to the restrictions contained herein and subject to additional market segment restrictions that 1stUp may negotiate, to any of its wholly-owned subsidiaries, and any such subsidiary may assign such sub-license to any entity that acquires such subsidiary or substantially all of its assets. Without limiting the foregoing, with respect to the source code elements of the CGC Technology (the "Source Code"), the License specifically includes the right solely for 1stUp to use, copy, modify and prepare derivative works of the Source Code (but not the right to assign, sell, license, sublicense, or otherwise transfer ownership of the Source Code). LodgeNet shall be the sole owner of all right, title and interest in and to any modifications or improvements to the CGC Technology or derivative works thereof, whether or not patentable, developed by or on behalf of 1stUp, or acquired by 1stUp during the term of the License which are based upon, derived from or designed for use in connection with the CGC Technology, including, without limitation, derivations, revisions, updates, enhancements, conversions, modifications or improvements thereof (collectively, "Improvements"), and 1stUp shall have the right to utilize the Improvements in accordance with the terms of the License. LodgeNet shall have the exclusive right, in its sole judgment, to prepare, file, prosecute and renew, in its name as owner, and at its own expense, United States or foreign patent applications (or inventor's certificates or other similar registrations of rights) with respect to all Improvements to the CGC Technology. 1stUp shall execute any documents and perform such other acts as LodgeNet may reasonably request in writing in connection with any such patent application or other technology related registration.

     (d) For purposes of this Agreement and the Transaction Documents (as defined herein), the term "non-lodging markets" shall mean markets other than those relating to hotels, motels, guest suites, bed and breakfasts, hostels, residence inns, time shares, lodges, campgrounds or other temporary residence facilities (including adjacent, proximate and/or integrated facilities, such as convention or meeting facilities, arenas, theatres, or other areas of public congregation or any property owned by a lodging customer (or its affiliate) of LodgeNet).

     (e) As soon as practicable after the Effective Time, LodgeNet will transfer to 1stUp all rights and title to any and all equipment in the 1stUp apartment test site, located at 175 Bluxome Street, San Francisco, CA 94107. The value of such equipment shall not exceed ten thousand dollars ($10,000).

     8.14 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     8.15 INDEMNIFICATION. LodgeNet shall maintain and perform in the same manner CGC's existing indemnification provisions with respect to present and former directors and officers of CGC for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the extent permitted or required under applicable law and CGC's Articles of Incorporation and Bylaws in effect as of the date hereof (to the extent consistent with applicable law), for a period of not less than three (3) years after the Effective Time.

     8.16 LISTING OF ADDITIONAL SHARES. Prior to the Effective Time, LodgeNet shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the LodgeNet Shares issued as part of the Merger Consideration.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the requisite vote of the shareholders of CGC.

     (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

     9.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF CGC. The obligations of CGC to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by CGC:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of LodgeNet contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on LodgeNet (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

     (b) AGREEMENTS AND COVENANTS. LodgeNet shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

     (c) OFFICER'S CERTIFICATE. LodgeNet shall have furnished CGC with a certificate dated the Closing Date signed on behalf of it by an executive officer to the effect that the conditions set forth in Sections 9.2(a) and
(b) have been satisfied.

     (d) LEGAL OPINION. CGC shall have received a legal opinion from Pillsbury Madison & Sutro LLP, counsel to LodgeNet, in form and substance mutually satisfactory to the parties.

     9.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF LODGENET. The obligations of LodgeNet to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by LodgeNet:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CGC contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on CGC (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

     (b) AGREEMENTS AND COVENANTS. CGC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

     (c) OFFICER'S CERTIFICATE. CGC shall have furnished LodgeNet with a certificate dated the Closing Date signed on behalf of it by an executive officer to the effect that the conditions set forth in Sections 9.3(a) and
(b) have been satisfied.

     (d) LEGAL OPINION. LodgeNet shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, legal counsel to CGC, in form and substance mutually satisfactory to the parties.

     (e) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have been any material adverse change in the business, financial condition or results of operations of CGC.

     (f) THIRD PARTY CONSENTS. LodgeNet shall have been furnished with evidence satisfactory to it that CGC has obtained the consents, approvals, assignments and waivers set forth in the Disclosure Schedule subject to no term, condition or restriction unacceptable to LodgeNet in its sole discretion.

     (g) DUE DILIGENCE. LodgeNet shall have completed, to its reasonable satisfaction, its due diligence investigation of the assets, business and financial affairs of CGC.

     (h) OUTSTANDING INDEBTEDNESS. CGC's existing indebtedness, capital lease obligations and accounts payable shall be on terms and conditions approved by LodgeNet in its sole discretion and shall not exceed two hundred fifty thousand dollars ($250,000).

     (i) STOCKHOLDERS AGREEMENT. LodgeNet and the Securityholders shall have entered into the Stockholders Agreement.

     (j) ESCROW AGREEMENT. LodgeNet, the Securityholders, and the Escrow Agent referred to in

Section 2.2 shall have entered into the Escrow Agreement in substantially the form attached hereto as Exhibit C.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     (a) All of the representations and warranties made by CGC and the Securityholders in this Agreement or in any instrument by CGC and the Securityholders delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., California time on the date which is twenty-four (24) months after the Closing Date and shall not be affected by any investigation conducted for or on behalf of CGC or the Stockholders with respect thereto or any knowledge acquired by CGC or the Stockholders or their officers, directors, employees, shareholders or agents as to the accuracy or inaccuracy of any such representation or warranty; provided that the representations and warranties with respect to Taxes in Section 4.11 shall survive the Merger and continue for a period of six (6) years; provided further, that the representations and warranties with respect to title of the CGC Common Stock contained in Section 5.1 shall survive indefinitely.

     (b) All of the representations and warranties made by LodgeNet in this Agreement or in any instrument by LodgeNet delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m. California time on the date which is one (1) year after the Closing Date and shall not be affected by any investigation conducted for or on behalf of CGC or the Stockholders with respect thereto or any knowledge acquired by CGC or the Stockholders or their officers, directors, employees, shareholders or agents as to the accuracy or inaccuracy of any such representation or warranty.

     (c) The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this
Article X.

     10.2 INDEMNIFICATION BY CGC AND THE SECURITYHOLDERS. Subject to the limitations set forth herein, by approval and adoption of this Agreement, each of the Securityholders agrees to indemnify LodgeNet for such Securityholder's pro rata portion (based upon the number of shares of CGC Common Stock held by such Securityholder immediately prior to the Effective Time relative to the total number of shares of CGC Common Stock outstanding immediately prior to the Effective Time) of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by LodgeNet directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of CGC contained herein (including, without limitation, a material and repeated failure of the CGC Technology to perform in accordance with the Benchmarks) or in any instrument delivered pursuant to this Agreement or any failure by CGC to perform or comply with any covenant contained herein or any claims that the CGC Technology (other than the Inline Technology) has infringed on the patent or other intellectual property rights of any party (hereinafter individually a "Loss" and collectively "Losses"). For the purposes of this Agreement, the term "Inline Technology" means only that portion of the CGC Technology that can be used to provide simultaneous transmission of digital data and analog voice signals over the same twisted wire pair. The right of LodgeNet after the Effective Time to assert indemnification claims and receive indemnification payments from the Securityholders pursuant to this Article X shall be the sole and exclusive right and remedy exercisable by such parties with respect to any unintentional inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, this section shall not apply to any misrepresentation or breach or warranty of which the Securityholders had actual knowledge or any intentional failure to perform or comply with any agreement to which intentional acts and knowing misrepresentations Securityholders shall be liable for all Losses with respect thereto. LodgeNet may not receive any indemnification from the Securityholders unless and until a Claim Notice (as defined in Section 10.4 below) identifying Losses, the aggregate cumulative amount of which exceed one hundred thousand dollars ($100,000), have been delivered to the Securityholders as provided in Section 10.4; in such case, LodgeNet may recover from the Securityholders the entire amount of the cumulative Losses. LodgeNet's sole recourse with respect to any individual Securityholder pursuant to this Agreement shall be the Escrow Shares and the Additional Consideration. The adoption and approval of this Agreement by the Securityholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow. At the Effective Time, the Securityholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by LodgeNet after the Effective Time), without any act on the part of any Securityholder. As soon as practicable after the Effective Time, the Escrow Shares will be deposited with Pillsbury Madison & Sutro LLP (or other institution acceptable to LodgeNet and the Securityholders), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein (including, without limitation, Exhibit D hereto) and in the Escrow Agreement. The portion of the Escrow Shares contributed on behalf of each holder shall be determined in accordance with the provisions of Section 2.2, rounded down to the nearest whole share, with the remaining number of shares that are distributed to such holder being rounded up to the nearest whole share. The Escrow Fund shall be available to compensate LodgeNet for any Losses.

     10.3 INDEMNIFICATION BY LODGENET. For one (1) year after the Closing Date, LodgeNet agrees to indemnify, defend and hold harmless the Securityholders against and in respect of any and all claims and damages as and when made and incurred arising out of, based upon, or relating to any and all misrepresentations or breaches of warranties or any nonperformance or breach of any covenant or agreement by LodgeNet contained in this Agreement. The right of the Securityholders after the Effective Time to assert indemnification claims and receive indemnification payments from LodgeNet pursuant to this Article X shall be the sole and exclusive right and remedy exercisable by the Securityholders with respect to any unintentional inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, this section shall not apply to any misrepresentation or breach or warranty of which LodgeNet had actual knowledge or any intentional failure to perform or comply with any agreement to which intentional acts and knowing misrepresentations LodgeNet shall be liable for all Losses with respect thereto. The Securityholders may not receive any indemnification from LodgeNet unless and until a Claim Notice (as defined in Section 10.4 below) identifying Losses, the aggregate cumulative amount of which exceed one hundred thousand dollars ($100,000), have been delivered to LodgeNet as provided in Section 10.4; in such case, the Securityholders may recover from LodgeNet the entire amount of the cumulative Losses.

     10.4 DEFENSE OF CLAIMS. No right to indemnification under this Article X shall be available to any party otherwise entitled to indemnification (the "Indemnified Party"), unless such Indemnified Party gives to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly after the receipt of knowledge of the facts upon which such claim is based (but in no event later than ten (10) days prior to the time any response to the asserted claim is required); except that the failure of any Indemnified Party to so notify the Indemnitor will not relieve the Indemnitor from any liability it may have if and to the extent the Indemnitor is not prejudiced by such omission. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may control negotiations towards the resolution of any such claim without the necessity for litigation, and, if litigation ensues, assume the defense thereof at such Indemnitor's cost and with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party will extend reasonable cooperation in the defense or prosecution thereof and will furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. The Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnitor does not promptly employ counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party reasonably concludes, based upon the opinion of its outside legal counsel, that there may be one or more legal defenses available to it, or to any other Indemnified Party who has submitted a Claim Notice to the Indemnitor, which are different from or additional to those available to the Indemnitor, in either of which events such reasonable fees and expenses will be borne by the Indemnitor (but in no event will the Indemnitor be required to pay the fees and expenses of more than one counsel employed by more than one Indemnified Party with respect to any claim) and the Indemnitor will not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor will have the right, in its sole discretion, to settle any claim for monetary damages for which indemnification has been sought and is available hereunder, except that neither Indemnitor nor the Indemnified Party will settle, compromise or make any disposition of any claim under this
Article X which would or may result in liability to the Indemnified Party or Indemnitor, respectively, without the written consent of Indemnitee or Indemnitor, respectively.

                                   ARTICLE XI

                    TERMINATION, AMENDMENT, WAIVER, CLOSING

     11.1 TERMINATION. Except as provided in Section 11.2 below, this Agreement may be terminated and the

Merger abandoned at any time prior to the Effective Time:

     (a)  By mutual consent of CGC and LodgeNet;

     (b) By LodgeNet or CGC if: (i) the Effective Time has not occurred by October 15, 1998 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the Merger; or
(iii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

     (c) By LodgeNet or CGC if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit LodgeNet's or CGC's ownership or operation of any portion of the business of CGC or (ii) compel LodgeNet or CGC to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of CGC or LodgeNet; in either case, the unavailability of which assets or business would have a material adverse effect on LodgeNet or would reasonably be expected to have a material adverse effect on LodgeNet's ability to realize the benefits expected from the Merger;

     (d) By LodgeNet if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of CGC or if any representation or warranty of CGC shall have become materially untrue, in either case such that the conditions set forth in Section 9.3 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within thirty (30) days of delivery to CGC of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

     (e) By CGC if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of LodgeNet or if any representation or warranty of LodgeNet shall have become materially untrue, in either case such that the conditions set forth in Section 9.2 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within thirty (30) days of delivery to LodgeNet of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

     (f) By CGC if the LodgeNet Board of Directors shall have failed to approve this Agreement by October 15, 1998;

     (g) By LodgeNet if the CGC Board of Directors makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation) or the CGC Board of Directors shall have resolved to take any such action and publicly disclosed this resolution.

     (h) By LodgeNet if the results of its due diligence investigation of the CGC Technology are not reasonably satisfactory to LodgeNet.

     Where action is taken to terminate this Agreement pursuant to this
Section 11.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of LodgeNet or CGC, or their respective subsidiaries, officers, directors or shareholders, provided that, the provisions of Sections 7.2(b), 8.3, 8.4, 10.2, 10.3, 12.7 and 12.8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     11.3 AMENDMENT OR SUPPLEMENT. This Agreement, the Escrow Agreement, the NonDisclosure Agreement, the Stockholders Agreement, and all other agreements, documents, instruments and certificates contemplated by, and executed and delivered pursuant to, this Agreement (the "Transaction Documents") may be amended or supplemented at any time before or after approval of this Agreement and any action contemplated by this Agreement or any of the Transaction Documents may be taken by a majority in interest of the shareholders of CGC to the extent permitted under the CGCL. No amendment or supplement to this Agreement shall be effective unless in writing and signed by each of LodgeNet and CGC.

     11.4 EXTENSION OF TIME, WAIVER. At any time prior to the Effective Time, LodgeNet, on the one hand, and CGC and a majority in interest of the Securityholders, on the other hand, may, to the extent legally allowed:

          (a) Extend the time for the performance of any of the obligations or other acts of the other party hereto,

          (b) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or

          (c) Waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XII

                                    GENERAL

     12.1 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or by courier service, as follows:

     (a)  If to LodgeNet to:

          LodgeNet Entertainment Corporation
          3900 West Innovation Street
          Sioux Falls, South Dakota 57107
          Attn: Chief Operating Officer
          Fax:  (605) 988-1323

          with a copy similarly addressed to the attention of Eric R. Jacobsen, Vice President and General Counsel

     with a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, CA 94104
          Attn: Gregg Vignos
          Fax:  (415) 983-1200

     (b)  If to CGC to:

          Connect Group Corporation
          300 Montgomery Street
          San Francisco, CA 94104
          Attention:  Roger D. McAulay
          Fax:  (415) 288-3955

     with a copy to:

          Brobeck, Phleger & Harrison LLP
          One Market Plaza
          Spear Street Tower
          San Francisco, CA 94105
          Attn: Scott Lester, Esq.
          Fax:  (415) 442-1010

     (c)  If to a Securityholder to:

          Connect Group Corporation
          300 Montgomery Street
          San Francisco, CA 94104
          Attention:  Roger D. McAulay
          Fax:  (415) 288-3955

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     12.2 HEADINGS. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     12.3 COUNTERPARTS. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     12.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto (including the Disclosure Schedule), and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except as provided in Section 12.9 below); and (c), except as contemplated by Section 11.3 shall not be assigned by operation of law or otherwise except as mutually agreed in writing between the parties

     12.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     12.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     12.8 ARBITRATION. All disputes arising in connection with or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with said Rules. The site of such arbitration shall be Denver, Colorado. The award of the arbitrator shall be final and binding and may be enforced in any and all courts having jurisdiction over the party against which the award is rendered. The prevailing party in any legal or arbitration action brought by one party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including the costs of investigation, consultant fees, court costs and reasonable attorney's fees.

     12.9 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement, except that upon consummation of the Merger the provisions of Section 8.15 shall be for the benefit of, and enforceable by, the indemnified persons referred to therein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                                        LODGENET ENTERTAINMENT CORPORATION


                                        By /s/ ERIC R. JACOBSEN
                                          ------------------------------------
                                        Title VICE PRESIDENT, GENERAL COUNSEL
                                             ---------------------------------

                                        CONNECT GROUP CORPORATION

                                         By /s/ ROGER MCAULAY
                                          ------------------------------------
                                         Title PRESIDENT
                                             ---------------------------------

                                         SECURITYHOLDERS:

                                         /s/ MICHAEL SLEMMER
                                         ------------------------------------
                                         Michael Slemmer


                                         /s/ MICHAEL PETRAS
                                         ------------------------------------
                                         Michael Petras


                                         /s/ CHARLES KATZ
                                         ------------------------------------
                                         Charles Katz


                                         /s/ KEVIN HARTZ
                                         ------------------------------------
                                         Kevin Hartz


                                         /s/ JONAH STEINHART
                                         ------------------------------------
                                         Jonah Steinhart


                                         /s/ ROGER MCAULAY
                                         ------------------------------------
                                         Roger McAulay


                                         /s/ JOHN WITCHEL
                                         ------------------------------------
                                         John Witchel



                                         US WEB CORPORATION

                                         By
                                           ----------------------------------
                                         Title
                                              -------------------------------

                                  EXHIBIT C

                               ESCROW AGREEMENT

     This Escrow Agreement ("Agreement") is dated as of September 30, 1998 and entered into among Pillsbury Madison & Sutro LLP (the "Escrow Agent"), LodgeNet Entertainment Corporation, a Delaware corporation ("LodgeNet"), and each of the individuals or entities that are signatories hereto (collectively, the "Securityholders"). The Securityholders and LodgeNet are collectively referred to in this Agreement as the "Transaction Parties." The Securityholders and LodgeNet are parties to an Amended and Restated Agreement and Plan of Merger Agreement, dated as of September 30, 1998 (the "Merger Agreement") a copy of which has been delivered to the Escrow Agent.

     For valuable consideration, the parties agree as follows:

     (a) DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

     (b)  ESCROW AGENT.

     (1) The Transaction Parties appoint and designate the Escrow Agent as escrow agent for the purposes set forth in this Agreement, and the Escrow Agent accepts such appointment on the terms provided in this Agreement.

     (2) The Securityholders hereby agree to waive any conflict of interest that may arise in connection with this Agreement as a result of the Escrow Agent's representation of LodgeNet in connection with the Merger Agreement and the Transaction Documents, and the Securityholders will not object to or seek to remove the Escrow Agent as counsel to LodgeNet in any matter, including without limitation, any dispute arising in connection with this Agreement.

     (c)  ESTABLISHMENT OF ESCROW.

     (1) At the Effective Time, the Securityholders shall be deemed to have received and deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by LodgeNet with respect to the Escrow Shares after the Effective Time), without any act of any Securityholder. As soon as practicable after the Effective Time, the Escrow Shares will be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein and in the Merger Agreement, including, without limitation, the terms and conditions of Exhibit D thereto.

     (2) The Escrow Agent shall hold and safeguard the Escrow Fund until the Escrow Disbursement Date (as defined below), shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of LodgeNet and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

     (3) Any shares of LodgeNet Common Stock or other securities issued or distributed by LodgeNet (including shares issued upon a stock split, stock dividend or recapitalization) in respect of shares of

LodgeNet Common Stock in the Escrow Fund at the time of issuance or distribution shall be added to the Escrow Fund and become a part thereof. Cash dividends on shares of LodgeNet Common Stock in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

     (4) Each Securityholder shall have voting rights with respect to the shares of LodgeNet Common Stock contributed to the Escrow Fund on behalf of such Securityholder (and on any voting securities added to the Escrow Fund in respect of such shares of LodgeNet Common Stock).

     (d) DISBURSEMENT OF AMOUNTS HELD IN ESCROW FUND. Except as otherwise provided in this Section 4, the Escrow Agent will disburse the Escrow Shares to the Securityholders on September 30, 2000 (the "Escrow Disbursement Date") on a pro rata basis (based on the number of shares of CGC Common Stock held by each Securityholder immediately prior to the Effective Time relative to the total number of outstanding shares of CGC Common Stock immediately prior to the Effective Time).

     (1)(i) If, prior to the Escrow Disbursement Date, the Escrow Agent receives a certificate signed on behalf of LodgeNet (the "Claim Certificate") in the form of Exhibit A attached hereto with completed information concerning the nature and amount of an indemnification claim by LodgeNet under the Merger Agreement resulting or reasonably expected to result in Losses within twenty-four (24) months of the Closing Date, which will in no event exceed the aggregate value of the Escrow Shares remaining in the Escrow Fund, the Escrow Agent shall deliver to LodgeNet out of the Escrow Fund no earlier than twenty (20) days after delivery of the Claim Certificate and subject to the provisions of Section 4(c) shares of LodgeNet Common Stock held in the Escrow Fund in an amount equal to such Losses. Upon a distribution by the Escrow Agent to LodgeNet pursuant to this Section 4(a), the Escrow Fund will be correspondingly reduced. The Escrow Agent will disburse the remainder of the Escrow Shares that is not required to be retained pursuant to the preceding sentence to the Securityholders on the Escrow Disbursement Date, subject to the terms of Section 4(b).

     (ii) For the purposes of determining the number of shares of LodgeNet Common Stock to be delivered to LodgeNet pursuant to Section 4(a) hereof, the shares of LodgeNet Common Stock shall be valued at the volume-weighted daily average price per share of LodgeNet Common Stock on the Nasdaq National Market for the 45-day period ending ten (10) days prior to the Closing Date (the "LodgeNet Common Stock Market Value") LodgeNet and the Securityholders shall certify such LodgeNet Common Stock Market Value in a certificate signed by both LodgeNet and the Securityholders, and shall deliver such certificate to the Escrow Agent.

     (iii) LodgeNet will deliver a copy of any Claim Certificate to the Securityholders contemporaneously with or before delivery of the Claim Certificate to Escrow Agent.

     (2) If before the Escrow Disbursement Date the Escrow Agent receives a certificate signed by LodgeNet and the Securityholders (the "Release Certificate") in the form of Exhibit B attached hereto to the effect that the Securityholders have met the Benchmarks for the payment of the Year One Additional Consideration, the Escrow Agent will promptly disburse that amount of Escrow Shares remaining in the Escrow Fund (not subject to any Claim Certificate) and specified in the Release Certificate to the Securityholders on a pro rata basis (based on the number of shares of CGC Common Stock held by each Securityholder immediately prior to the Effective Time relative to the total number of outstanding shares of CGC Common Stock immediately prior to the Effective Time). Any such shares not disbursed because they are subject to a Claim Certificate shall be promptly disbursed, if applicable, upon resolution pursuant to

Section 4(c).

     (3) If the Escrow Agent receives notice from any of the Transaction Parties objecting to either a Claim Certificate or Release Certificate delivered to the Escrow Agent pursuant to either subparagraph (a) or (b) above, in either case within twenty (20) days after delivery of such certificate, the Escrow Agent will retain the disputed amount in the Escrow Fund pursuant to this Agreement until either (i) the Escrow Agent receives joint written instructions signed on behalf of the Securityholders and LodgeNet specifying the method for disbursing the disputed amount, in which case such amount will be disbursed promptly by the Escrow Agent in accordance with such instructions; or (ii) the Escrow Agent receives an official copy of a final, non-appealable order issued by a court of competent jurisdiction specifying the method for disbursement of the disputed amount, in which case such amount will be disbursed promptly by the Escrow Agent in accordance with such instructions.

     (4) Notwithstanding anything to the contrary in this Agreement, the Escrow Agent will disburse the Escrow Shares in accordance with any joint written instructions signed by the Transaction Parties.

     (5) If on the Escrow Disbursement Date there are any remaining Escrow Shares in the Escrow Fund that are not subject to disbursement to the Securityholders pursuant to any Release Certificate, such Escrow Shares will be delivered to LodgeNet.

     (e)  RIGHTS, DUTIES, AND LIABILITIES OF ESCROW AGENT.

     (1) The Escrow Agent will have no duty to know or determine the performance or nonperformance of any provision of any agreement between the Transaction Parties, including, but not limited to, the Merger Agreement (and the terms and conditions of Exhibit D thereto), which will not bind the Escrow Agent in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Agreement except as may be expressly and specifically set forth in this Agreement, and the duties and responsibilities of the Escrow Agent under this Agreement are limited to those expressly and specifically stated in this Agreement.

     (2) The Escrow Agent will not be personally liable for any act it may do or omit to do under this Agreement as such agent while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the written advice of its counsel will be conclusive evidence of such good faith unless, in any event, the same constitutes gross negligence or willful misconduct. The Escrow Agent will have the right at any time to consult with its counsel upon any question arising under this Agreement and will incur no liability for any delay reasonably required to obtain the advice of counsel.

     (3) Other than those notices, or demands expressly provided in this Agreement, the Escrow Agent is expressly authorized to disregard any and all notices or demands given by the Securityholders or LodgeNet, or by any other person, firm or corporation, excepting only orders or process of court, and the Escrow Agent is expressly authorized to comply with and obey any and all final process, orders, judgments, or decrees of any court, and to the extent the Escrow Agent obeys or complies with any thereof of any court, it will not be liable to any party to this Agreement or to any other person, firm or corporation by reason of such compliance.

     (4) In consideration of the acceptance of this Escrow by the Escrow Agent, the Securityholders and LodgeNet agree, for themselves and their successors and assigns, to pay the Escrow Agent its charges, fees and reasonable expenses as contemplated by this Agreement. As between LodgeNet and the Securityholders (in the case of the Securityholders, pro rata based upon their percentage interest in the Escrow Fund), they will each be responsible for one-half of such charges, fees and expenses. Such charges, fees and expenses are intended as compensation for the Escrow Agent's ordinary services as contemplated by this Agreement, including without limitation, the disbursement of the Escrow Shares thereof to the Transaction Parties. In the event the Escrow Agent renders services not provided for in this Agreement, the Escrow Agent will be entitled to receive from LodgeNet and the Securityholders reasonable compensation and reasonable costs, if any, for such extraordinary services, and such compensation and costs will be borne equally by LodgeNet and the Securityholders (in the case of the Securityholders, pro rata based upon their percentage interest in the Escrow Fund).

     (5) The Escrow Agent will be under no duty or obligation to ascertain the identity, authority or right of the Securityholders or LodgeNet (or their agents) to execute or deliver or purport to execute or deliver this Agreement or any certificates, documents or papers or payments deposited or called for or given under this Agreement.

     (6) The Escrow Agent will not be liable for the outlawing of any rights under any statute of limitations or by reason of laches in respect of this Agreement or any documents or papers deposited with the Escrow Agent.

     (7) In the event of any dispute among the parties to this Agreement as to the facts or as to the validity or meaning of any provision of this Agreement, or any other fact or matter relating to this Agreement or to the transactions between the Securityholders and LodgeNet, the Escrow Agent is instructed that it will be under no obligation to act, except in accordance with this Agreement or under process or order of court or, if there be no such process or order, until it has filed or caused to be filed an appropriate action interpleading the Securityholders and LodgeNet and delivering the Escrow Shares (or the portion of the Escrow Shares in dispute) to such court, and the Escrow Agent will sustain no liability for its failure to act pending such process of court or order or interpleader of action.

     (f) MODIFICATION OF AGREEMENT. The provisions of this Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by LodgeNet and the Securityholders and approved in writing by the Escrow Agent, and upon payment of all fees, costs and expenses incident thereto.

     (g) ASSIGNMENT OF AGREEMENT. No assignment, transfer, conveyance, or hypothecation of any right, title or interest in and to the subject matter of this Agreement will be binding upon any party, including the Escrow Agent, unless all fees, costs, and expenses incident thereto have been paid and then only upon the assent thereto by all parties in writing.

     (h)  MISCELLANEOUS.

     (1) All notices and communications under this Agreement will be in writing and will be deemed to be duly given if sent by registered mail, return receipt requested, personal delivery or telecopier, as follows:

     (i)  if to the Escrow Agent, to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, CA 94104
          Attn:  Gregg Vignos
          Fax:  (415) 983-1200

     (ii) if to LodgeNet, to:

          LodgeNet Entertainment Corporation
          3900 West Innovation Street
          Sioux Falls, South Dakota 57107
          Attn:  Chief Operating Officer
          Fax:  (605) 988-1323

          with a copy similarly addressed to the attention of Eric R. Jacobsen, Vice President and General Counsel

     with a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, CA 94104
          Attn:  Gregg Vignos
          Fax:  (415) 983-1200

     (iii) if to the Securityholders, to their respective addresses and facsimile numbers set forth on Schedule I hereto.

or at such other address or telecopy number as any of the above may have furnished to the other parties in writing and any such notice or communication given in the manner specified in this Section 8(a) will be deemed to have been given as of the date received. In the event that Escrow Agent, in its sole discretion, determines that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent reasonably deems advisable.

     (2) The undertakings and agreements contained in this Agreement will bind and inure to the benefit of the parties to this Agreement and their respective heirs, personal representatives, successors, and permitted assigns.

     (3) This Agreement may be executed in one or more counterparts, each of which will be deemed an original. Whenever pursuant to this Agreement LodgeNet and the Securityholders are to deliver a jointly signed writing to the Escrow Agent or jointly advise the Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts will be deemed to be one instrument.

     (4) The Escrow Agent may resign and be discharged from its duties or obligations under this Agreement by giving notice in writing of such resignation to the Transaction Parties at least thirty (30) days in advance of such resignation (unless waived in writing by the Transaction Parties). Such resignation will be effective upon the appointment by LodgeNet and the Securityholders of a successor escrow agent; provided, that if any such appointment of any successor agent is not effectuated within thirty (30) days of such written notice, the Escrow Agent may file an action for interpleader and deposit all funds with a court of competent jurisdiction, all as provided for in Section 5(g). Any such successor escrow agent will be appointed by a written instrument mutually satisfactory to and executed by LodgeNet, the Securityholders, the Escrow Agent and the successor escrow agent. Any successor escrow agent appointed under the provisions of this Agreement will have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent.

     (5) LodgeNet and the Securityholders hereby jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or reasonable out-of-pocket expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the reasonable out-of-pocket costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct (provided, that in no event will the Transaction Parties be liable for any allocated cost or expense of persons regularly employed by the Escrow Agent). Anything in this Agreement to the contrary notwithstanding, in no event will the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (6) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of law). The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 8(a) together with a copy to be delivered to such party's attorneys as provided in Section 8(a).

     (7) All disputes arising in connection with or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with said Rules. The site of such arbitration shall be Denver, Colorado. The award of the arbitrator shall be final and binding and may be enforced in any and all courts having jurisdiction over the party against which the award is rendered. The prevailing party in any legal or arbitration action brought by one party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including the costs of investigation, consultant fees, court costs and reasonable attorney's fees.

     (8) Any provision of this Agreement that requires any collective consent, agreement, waiver, designation or other determination or decision of the Securityholders, shall require, and shall be deemed to have been given or made upon, the consent, agreement, waiver, designation or other determination or decision of holders of a majority in interest of the shares of LodgeNet Common Stock held by the Securityholders, as of the Closing Date.

     (9) Except as otherwise specified herein. Each of the parties will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Escrow Agreement and in closing and carrying out the transactions contemplated by this Escrow Agreement.

     (10) If any legal action or proceeding is brought for the enforcement of this Escrow Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Escrow Agreement, the substantially prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed the day and year first above written.

                                  PILLSBURY MADISON & SUTRO LLP


                                  By:
                                     --------------------------------------
                                  Name:
                                     --------------------------------------
                                  Title:
                                     --------------------------------------


                                  LODGENET ENTERTAINMENT CORPORATION


                                  By:
                                     --------------------------------------
                                  Name:
                                     --------------------------------------
                                  Title:
                                     --------------------------------------



                                  SECURITYHOLDERS:


                                  -----------------------------------------
                                                Michael Slemmer
                                  -----------------------------------------
                                                Michael Petras

                                  -----------------------------------------
                                                 Charles Katz

                                  -----------------------------------------
                                                 Kevin Hartz

                                  ----------------------------------------
                                                Jonah Steinhart

                                  -----------------------------------------
                                                Roger McAulay

                                  -----------------------------------------
                                                 John Witchel



                                     US WEB CORPORATION


                                  By:
                                     --------------------------------------
                                  Name:
                                     --------------------------------------
                                  Title:
                                     --------------------------------------

                                   SCHEDULE I

                              SCHEDULE OF HOLDERS


NAME & ADDRESS
OF HOLDER

Michael Slemmer
400 East 13th Street, Apt. 310
Sioux Falls, SD 57104
Facsimile: __________________
Telephone: (605) 988-1541

Michael Petras
300 Montgomery Street, Suite 904
San Francisco, CA 94104
Facsimile: __________________
Telephone: (415) 981-7711

Charles Katz
2005 18th Street
San Francisco, CA 94107
Facsimile: __________________
Telephone: (415) 550-9246

Kevin Hartz
601 4th Street, #329
San Francisco, CA 94107
Facsimile: __________________
Telephone: __________________

Jonah Steinhart
1070 Church Street, Apt. 207
San Francisco, CA 94114
Facsimile: __________________
Telephone: (415) 550-4123

Roger McAulay
2218 St. Charles Circle
Sioux Falls, SD 57103
Facsimile: __________________
Telephone: (605) 988-1555

John Witchel
155 Alma Street
San Francisco, CA 94117
Facsimile: __________________
Telephone: __________________

USWeb Corporation
2880 Lakeside Drive, Suite 300
Santa Clara, CA 95054
Facsimile: __________________
Telephone: __________________

                         EXHIBIT A TO ESCROW AGREEMENT

                           FORM OF CLAIM CERTIFICATE

     The undersigned on behalf of LodgeNet Entertainment Corporation ("LodgeNet") hereby certifies as follows:

     A. Connect Group Corporation ("CGC") merged with and into LodgeNet pursuant to an Amended and Restated Agreement and Plan of Merger dated as of September 30, 1998 (the "Merger Agreement") between LodgeNet, CGC and certain securityholders of CGC named therein ("the Securityholders").

     B. LodgeNet in good faith believes that the Securityholders have breached certain representations, warranties, covenants or obligations made by the Securityholders in the Merger Agreement or are obligated to indemnify LodgeNet with respect to certain claims. In particular, LodgeNet in good faith is asserting claims against the Securityholders based on the following:

[reasonably detailed description of claim and reference to portion of Merger Agreement in question to be inserted by LodgeNet at time of delivery of Certificate].

     C. Attached to this Certificate is a copy of LodgeNet's notice to the Securityholders relating to the claim pursuant to the Merger Agreement. LodgeNet intends to pursue the claim with due diligence. LodgeNet in good faith believes the amount of its claim described in its notice is $___________.

     D. LodgeNet is furnishing this Certificate to [Escrow Agent] which is acting as Escrow Agent pursuant to the terms of an Escrow Agreement dated September __, 1998 among LodgeNet, the Securityholders and [Escrow Agent], and LodgeNet has delivered or contemporaneously is delivering a copy of this Certificate to the Securityholders as well.

     This Certificate is signed this ______ day of _______________.


                                  LODGENET ENTERTAINMENT CORPORATION

                                  By:
                                     --------------------------------------
                                  Name:
                                     --------------------------------------
                                  Title:
                                     --------------------------------------

     Receipt of this Certificate is acknowledged this ___ day of
_______________.

                                 [ESCROW AGENT]


                                  By:
                                     --------------------------------------
                                  Name:
                                     --------------------------------------
                                  Title:
                                     --------------------------------------

                         EXHIBIT B TO ESCROW AGREEMENT

                          FORM OF RELEASE CERTIFICATE

     LodgeNet Entertainment Corporation ("LodgeNet") and certain stockholders (the "Securityholders") hereby certify as follows:

     A. CGC merged with and into LodgeNet pursuant to an Amended and Restated Agreement and Plan of Merger dated as of September 30, 1998 (the "Merger Agreement") between LodgeNet, CGC and the Securityholders.

     B. CGC's Guest Room Technology has satisfied the Benchmarks on the terms and conditions as set forth in Exhibit D to the Merger Agreement, and the Securityholders are entitled to receive that amount of Escrow Shares remaining in the Escrow Fund (not subject to any indemnification claim), to be released pro rata to each Securityholder (based on the percentage interest in the Escrow Fund held by each Securityholder).

     C. LodgeNet is furnishing this Certificate to [Escrow Agent] which is acting as Escrow Agent pursuant to the terms of an Escrow Agreement dated as of September 30, 1998 among LodgeNet, the Securityholders and [Escrow Agent].

     All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement, including the exhibits thereto.

     This Certificate is signed this ______ day of _______________.


                                  LODGENET ENTERTAINMENT CORPORATION


                                  By:
                                     --------------------------------------
                                  Name:
                                     --------------------------------------
                                  Title:
                                     --------------------------------------


                                  SECURITYHOLDERS:


                                  -----------------------------------------
                                              Michael Slemmer

                                  -----------------------------------------
                                               Michael Petras

                                  -----------------------------------------
                                                Charles Katz

                                  ----------------------------------------
                                                Kevin Hartz

                                  -----------------------------------------
                                               Jonah Steinhart

                                  -----------------------------------------
                                                Roger McAulay

                                  -----------------------------------------
                                                John Witchel


                                  US WEB CORPORATION


                                  By:
                                     --------------------------------------
                                  Title:
                                     --------------------------------------

     Receipt of this Certificate is acknowledged this ___ day of
_______________.

                                  [ESCROW AGENT]



                                  By:
                                     --------------------------------------
                                  Name:
                                     --------------------------------------
                                  Title:
                                     --------------------------------------

                                   EXHIBIT G

                         FORM OF STOCKHOLDERS AGREEMENT


     THIS STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of September 30, 1998, by and among LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (the "Company"), and each of the individuals or entities that are (or are deemed to be) or become signatories hereto (each of such other individuals or entities are collectively referred to herein as the "Stockholders").

     WHEREAS, the Company, Connect Group Corporation, a California corporation ("CGC") and the Stockholders have entered into an Amended and Restated Agreement and Plan of Merger dated as of September 30, 1998 (the "Merger Agreement") providing for the merger (the "Merger") of CGC with and into the Company with the Company being the surviving corporation, upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, following the consummation of the Merger, the Stockholders will own certain of the issued and outstanding shares of the common stock of the Company par value $0.01 per share (the "Common Stock") issued as consideration pursuant to the Merger Agreement; and

     WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of agreeing to certain aspects of their continuing relationship as Stockholders of the Company after the consummation of the Merger;

     WHEREAS, this Agreement is not effective unless and until the Merger has occurred;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions hereof, the parties hereto agree as follows:

                                   ARTICLE I

     1.1 DEFINITIONS. In addition to the terms defined herein, for purposes of this Agreement, the following terms shall have the meanings specified below. Capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement.

     "1933 ACT" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and the term "voting securities" means securities or interests entitling the holder thereof to vote or designate directors or individuals performing a similar function.

     "AGREEMENT" has the meaning ascribed to it in the preamble hereto.

     "CERTIFICATE" means the certificate of incorporation of the Company as amended in accordance with the Merger Agreement and in effect immediately following the Effective Time.

     "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

     "COMMON STOCK" has the meaning ascribed to it in the recitals.

     "COMPANY" has the meaning ascribed to it in the preamble hereto.

     "DEMAND NOTICE" has the meaning ascribed to it in Section 5.1.

     "DEMAND REGISTRATION" has the meaning ascribed to it in Section 5.1.

     "FORM S-3" means such form under the 1933 Act as in effect on the date hereof or any comparable form or successor form under the 1933 Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

     "MERGER" has the meaning ascribed to it in the recitals.

     "MINIMUM PRICE" has the meaning ascribed to it in Section 2.3.

     "NOTIFICATION" has the meaning ascribed to it in Section 2.3.

     "OFFERED SHARES" has the meaning ascribed to it in Section 2.3.

     "OFFERING STOCKHOLDER" has the meaning ascribed to it in Section 2.3.

     "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or any other entity or any government or political subdivision or an agency, department or instrumentality thereof.

     "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "REGISTRABLE SECURITIES" means Common Stock issued as Additional Consideration, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that any shares of Common Stock previously sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the 1933 Act shall cease to be Registrable Securities.

     "SALEABLE OFFERED SHARES" has the meaning ascribed to it in Section 2.5.

     "STOCKHOLDERS" has the meaning ascribed to it in the preamble hereto.

     "SUBSIDIARY" means, with respect to any Person, any other Person of which a majority of the outstanding voting securities or ownership interests is owned, directly or indirectly, by such Person.

     1.2 INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

     (a) the terms defined in this Article I or elsewhere in this Agreement have the meanings assigned to them in this Article I or elsewhere in this Agreement and include the plural as well as the singular and vice-versa;

     (b)  words importing neuter or gender include all genders;

     (c) any reference to an "Article", a "Section", an "Exhibit" or a "Schedule" refers to an Article, a Section, an Exhibit or a Schedule, as the case may be, of this Agreement;

     (d) all references to this Agreement and the words "herein", "hereof", "hereto", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, Schedule or other subdivision;

     (e) any references to agreements or contracts, including this Agreement, shall mean such agreements or contracts together with all exhibits, schedules, appendices and attachments thereto and as such agreements or contracts may be amended, restated, supplemented or otherwise modified from time to time; and

     (f) the determination of whether a Person is a "beneficial owner," has "beneficial ownership" or "beneficially owns" Shares or any other securities shall be made in accordance with Rule 13d-3 of the 1934 Act.

                                   ARTICLE II

                             TRANSFER RESTRICTIONS

     2.1 GENERAL PROHIBITION ON TRANSFERS OF COMMON STOCK. No Stockholder shall, directly or indirectly, sell, assign, pledge, hypothecate, encumber or otherwise dispose (voluntarily or involuntarily) of any shares of Common Stock or any interest therein beneficially owned by it (all of which acts shall be deemed included in the term "transfer" as used in this Agreement) except pursuant to the terms of Section 2.3. Any transfer in violation of such restrictions shall be void and ineffectual and shall not operate to transfer any interest of title in the shares of Common Stock so transferred to the proposed transferee. If, notwithstanding the immediately preceding sentence, any such transfer is held by a court of competent jurisdiction to be effective, then the provisions of this Agreement shall apply to the transferee and to any subsequent transferee as fully as if such transferee were a party hereto.

     2.2 RESTRICTIVE LEGEND. Each certificate evidencing shares of Common Stock shall contain the following restrictive legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE.

     TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT DATED AS OF SEPTEMBER 30, 1998 AND MAY BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH SUCH AGREEMENT.

     2.3 RIGHT OF FIRST REFUSAL. If at any time any Stockholder desires to transfer any shares of Common Stock to any Person other than (i) pursuant to Rule 144 under the 1933 Act, (ii) as a bona fide gift or gifts, (iii) to the spouse, siblings, lineal descendants or ancestors of such Stockholder or (iv) a trust the sole current beneficiaries of which are such Stockholder, his spouse, siblings, lineal descendants and/or ancestors, such Stockholder (the "Offering Stockholder") will notify the Company in writing (the "Notification") of such Stockholder's intention to do so, specifying the number of shares of Common Stock proposed to be transferred (the "Offered Shares"), the name of the Person or Persons to whom such Stockholder proposes to transfer the Offered Shares (or if no particular purchaser is identified, then the general class of persons to whom such Stockholder proposes to transfer the Offered Shares), and a price per share which shall be the minimum price at which such Stockholder proposes to effect the transfer (the "Minimum Price"). The Notification shall contain an affirmation by the Offering Stockholder that such Stockholder has a reasonable expectation of being able to effect the proposed transfer to such Person or Persons (or class of Persons) at the Minimum Price, and shall recite the basis for such expectation. The Notification shall offer to sell to the Company, Offered Shares, free and clear of any liens or encumbrances in favor of third Persons, at the Minimum Price and on such other terms and conditions, if any, not less favorable to the Company than those proposed to be offered to such other Person or Persons (or class of Persons). In the event all or any part of the consideration for the proposed transfer shall consist of other than cash, the Minimum Price shall mean the fair value of such consideration, including the fair value of any promissory notes of the prospective purchaser (taking into account, among other matters, the terms of the notes and the credit worthiness of the prospective purchaser).

     2.4 NOTIFICATION BY COMPANY. The Company shall have the right and option (subject to the provisions of Section 2.5 hereof), for a period of thirty (30) days after delivery of the Notification, to elect to purchase all or any part of the Offered Shares at ninety five percent (95%) of the aggregate Minimum Price of the Offered Shares and on the terms and conditions stated therein.

     2.5 THIRD PARTY SALES. If effective acceptance shall not be received pursuant to Section 2.4 hereof with respect to all Offered Shares pursuant to any Notification, then the Offering Stockholder may sell all or any part of such Offered Shares as to which such an effective acceptance has not been so received (the "Saleable Offered Shares") at a price not less than the Minimum Price, and on other terms not materially more favorable to the purchaser thereof than the terms stated in such Notification, at any time within ninety
(90) days after the expiration of the offer pursuant to the Notification. In the event such Saleable Offered Shares are not sold by the Offering Stockholder during such 90-day period, the right of the Offering Stockholder to sell such Saleable Offered Shares shall expire and the obligations of this
Article II shall be reinstated; PROVIDED, HOWEVER, that in the event the Offering Stockholder determines, at any time during such 90-day period, that the sale of all or any part of the Saleable Offered Shares on the terms set forth in the preceding sentence is impractical, the Offering Stockholder can terminate the offer and reinstate the procedure provided in this Article II, without waiting for the expiration of such 90-day period. The Offering Stockholder may specify in the Notification that all Offered Shares must be sold, in which case acceptances received pursuant to Section 2.4 hereof shall be deemed conditioned upon (i) receipt of written notices of acceptance with respect to all Offered Shares mentioned in such Notification and/or (ii) the sale of all or the remaining Offered Shares pursuant to this Section 2.5.

                                  ARTICLE III

                                     PROXY

     3.1 AGREEMENT TO VOTE. The Stockholders shall vote, and hereby grant an irrevocable proxy to the Board of Directors of the Company to vote, all shares of Common Stock then owned by them, directly or indirectly: (a) in accordance with the recommendation of a majority of the Board of Directors of the Company with respect to (i) any election of directors, (ii) any amendment to the Company's charter documents, (iii) any stockholder proposal, and (iv) any merger, acquisition, consolidation, sale or disposition of all or substantially all of the assets of the Company; and (b) with respect to all other matters, at the election of the holder, either in accordance with the recommendation of the majority of the Board of Directors or in the same proportion as all other voting securities voted on the matter.

                                   ARTICLE IV

                             STANDSTILL PROVISIONS

     4.1 STANDSTILL. Without the prior written consent of the Board of Directors, each Stockholder shall agree not to, directly or indirectly: (a) in any manner acquire or agree to acquire beneficial ownership of voting securities of the Company if the aggregate percentage of voting securities beneficially owned by such Stockholder after giving effect to such transaction would exceed five percent (5%) of the outstanding Common Stock;
(b) make or participate in any solicitation of proxies or join any voting group or grant any proxy with respect to the Company's securities; (iii) make any proposal relating to a tender or exchange offer for the Company's securities or a merger, business combination, sale of assets, liquidation or other extraordinary corporate transaction; or (iv) disclose publicly any intention, plan or arrangement inconsistent with the foregoing or otherwise act, alone or in concert, to seek control or influence over the management or Board of Directors of the Company.

                                   ARTICLE V

                              REGISTRATION RIGHTS

     5.1 DEMAND REGISTRATION RIGHTS. The holders of Registrable Securities may request, by written notice to the Company (a "Demand Notice"), that the Company file a registration statement registering for offering and sale all or a portion of the Registrable Securities (a "Demand Registration"). The Company will give notice of its receipt of such request to the Stockholders that did not join in such request at the addresses for notice to them on
Schedule I attached hereto, and will use its reasonable best efforts to file, within forty-five (45) days after receipt of the initial request for registration, a registration statement on Form S-3 with the Commission covering all Registrable Securities owned by the Stockholders (the "Selling Stockholders") for which registration is requested by written notice given to the Company within fifteen (15) days after the Company gives notice of its receipt of a request for registration, subject to the Company's blackout rights described below. The Company will use its reasonable best efforts to cause such registration statement to be declared effective as soon thereafter as practicable. The Company will include in such registration statement provisions permitting the use of such registration statement and the related prospectus in connection with the offering of such Registrable Securities for ninety (90) days after the effective date of such registration statement, subject to the Company's blackout rights described below. The Company agrees to keep such registration statement effective for such 90-day period and, after the expiration of such 90-day period, may deregister the Registrable Securities registered thereon that have not been sold. The Company will not be obligated to effect more than two (2) Demand Registrations in total and no more than one (1) Demand Registration during any 12-month period. Notwithstanding the preceding provisions of this section, a Demand Registration will be effected by the Company only if the Selling Holders have demanded the registration of an aggregate of one hundred thousand (100,000) or more shares of Registrable Securities. If a Demand Notice covers less than one hundred thousand (100,000) shares of Registrable Securities, such Demand Notice will be disregarded and the Company will give notice of that fact to the Stockholders.

     5.2  PIGGYBACK REGISTRATION RIGHTS.

     (a) If at any time or times the Company proposes to make a registered public offering of any of its securities under the 1933 Act, whether to be sold by it or by one or more third parties, other than an offering registered on Form S-8, Form S-4 or other Commission registration form not suitable for inclusion of shares of selling stockholders for offer to the public, the Company shall give written notice of the proposed registration to each Stockholder not less than forty-five (45) days prior to the proposed filing date of the registration form, and in any underwriting of such offering, shall cause to be registered under the 1933 Act all Registrable Shares that have been designated for registration at such Stockholder's request. The Company may withdraw any proposed registration statement or offering of securities under this Section 5.2 at any time without any liability to the Stockholders hereunder.

     (b) If a registration in which the Stockholders have the right to participate pursuant to this Section 5.2 is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, the Company shall include in such offering (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration and any other securities requested to be in such registration, pro rata among the holders of Registrable Securities and other securities on the basis of the number of shares requested to be included by such holder.

     5.3  OBLIGATIONS OF THE COMPANY.

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and keep such registration statement continuously effective under the 1933 Act until the earlier of the expiration of ninety (90) days after the date of declaration of effectiveness of such registration statement by the Commission (the "Expiration Date") or the date on which this Agreement has terminated with respect to all the Stockholders. In the event that, in the judgment of the Company, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certificate in writing, signed by an executive officer, to each Stockholder, to the effect of the foregoing and, upon receipt of such certificate, such Stockholders agree not to dispose of such Stockholder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the 1933 Act); provided, however, that such Deferral Period shall be no longer than ninety (90) days. The Expiration Date shall be extended for a period of time equal to such Deferral Period.

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Stockholders covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

     (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Selling Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Selling Stockholder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (g) At the request of any such Selling Stockholder (i) furnish to such Selling Stockholder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Selling Stockholder or Selling Stockholder making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) use its best effort to furnish to such Selling Stockholder letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Selling Stockholder or Selling Stockholders making such request, stating that they are independent certified public accountants within the meaning of the 1933 Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as such requesting selling Stockholder or Stockholders may reasonably request.

     5.4  OBLIGATIONS OF THE STOCKHOLDERS.

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article V that the Selling Stockholders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     (b)  Upon the receipt by a Stockholder of any notice from the Company of
(i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to
Section 5.2, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance by the Commission of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iii) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, such Stockholder shall forthwith discontinue disposition of such Stockholder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the 1933 Act) until such Stockholder's receipt of the supplemented or amended prospectus or until such Stockholder is advised in writing by the Company that the use of the applicable prospectus may be resumed. In such a case, the period of such registration statement shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Stockholder shall have received a copy of the supplemented or amended prospectus or when such Stockholder is advised in writing by the Company that the use of the applicable prospectus may be resumed.

     5.5  LOCK-UP PROVISION.

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, if requested by the underwriter the Stockholders will not engage in transactions involving the Company's equity securities, including by commencing any public offering of the Company's equity securities or by causing a Demand Registration, for a period (not to exceed one hundred eighty
(180) days after the effective date of any registration statement of the Company) that is equal to the shortest period that such restriction is made applicable to all directors and officers of the Company.

     5.6  EXPENSES.

     (a) The holders of Registrable Securities included in any Demand Registration shall bear and pay all expenses incurred by the Company in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 5.1 hereof, pro rata based upon the number of shares included by each such holder. Each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Registrable Securities included in the Demand Registration.

     (b) The Company shall bear and pay all expenses incurred by the Company in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 5.2 hereof (solely with respect to registered public offerings by the Company for the primary sale of its securities) for each Stockholder thereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, the expenses of providing materials pursuant to Section 5.3(c) hereof, but excluding the fees and disbursements of counsel for the selling the Stockholders, stock transfer taxes that may be payable by the selling the Stockholders, and all underwriting discounts and commissions relating to Registrable Securities, which shall be borne by the Stockholders, pro rata based on the number of shares included by such holder.

     5.7  DELAY OF REGISTRATION.

     No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     5.8  INDEMNIFICATION.

     In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder of such Registrable Securities, the officers and directors of each such Stockholder, and each person, if any, who controls such Stockholder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Stockholder, officer or director, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Stockholder, officer, director, or controlling person.

     (b) To the extent permitted by law, each Selling Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, and any other Stockholder selling securities in such registration statement or any of its directors or officers or any person who controls such Stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer or controlling person, or other such Stockholder or director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and each such Stockholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other Stockholder, director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 5.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 5.8(b) exceed the net proceeds received by such Stockholder from the sale of Registrable Securities as contemplated hereunder.

     (c)  Promptly after receipt by an indemnified party under this Section
5.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 5.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.8.

     (d)  The obligations of the Company and the Stockholders under this
Section 5.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     5.9  REPORTS UNDER 1934 ACT.

     With a view to making available to the Selling Stockholders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit a Selling Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times;

     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

     (c) furnish to any Selling Stockholder, so long as the Selling Stockholder owns any Registrable

Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144, the 1933 Act or the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Selling Stockholder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

     5.10.     TERMINATION OF REGISTRATION RIGHTS.

     The Company's obligations pursuant to Article V of this Agreement shall terminate as to any Stockholder's shares of Registrable Securities which can be sold in any three month period pursuant to Rule 144 promulgated under the 1933 Act or any successor exemption under the 1933 Act. The registration rights provided hereunder shall not be assignable or transferable.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     6.1 CONFLICT WITH CERTIFICATE AND/OR BYLAWS. The parties hereto intend that in the event of any conflict or inconsistency between this Agreement and the Certificate or Bylaws of the Company, the provisions of this Agreement shall control, and therefore in the event that any term or provision of this Agreement is rendered invalid, illegal or unenforceable by the Certificate or Bylaws, the parties agree to take all action, including voting their shares of Preferred Stock, to amend the Certificate or Bylaws (as the case may be) so as to render such term or provision valid, legal and enforceable, if and to the extent legally permitted.

     6.2 AMENDMENT. This Agreement may be altered or amended only with the written consent of the Company, and the collective consent of the Stockholders. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.

     6.3 SPECIFIC PERFORMANCE. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of breach by any party damages would not be an adequate remedy, and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     6.4 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assignees of the parties hereto; PROVIDED that except as expressly permitted or required elsewhere in this Agreement, the rights and obligations of the parties hereto may not be assigned without the prior written consent of all of the other parties; PROVIDED FURTHER, that the provisions of Articles III and IV shall not be binding on successors and permitted assigns who received their share of Common Stock in a public sale pursuant to a registered public offering or pursuant to Rule 144 under the 1933 Act.

     6.5 SHARES OF COMMON STOCK SUBJECT TO THIS AGREEMENT. All outstanding shares of the Common Stock issued as consideration in connection with the Merger beneficially owned or hereafter acquired by the

Stockholders or their Affiliates shall be subject to the terms of this Agreement.

     6.6 NOTICES. All notices, statements, instructions or other documents provided for herein shall be in writing and shall be delivered either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested or by mailing (as set forth above) and transmitting by facsimile a copy of such writing, addressed as follows:

     (a)  if to the Company, to:

          LodgeNet Entertainment Corporation
          3900 West Innovation Street
          Sioux Falls, South Dakota 57107
          Attn:  Chief Operating Officer
          Fax:  (605) 988-1323

          with a copy similarly addressed to the attention of Eric R. Jacobsen, Vice President and General Counsel

     with a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, CA 94104
          Attn:  Gregg Vignos
          Fax:  (415) 983-1200

     (b) if to the Stockholders, to their respective addresses and facsimile numbers set forth on Schedule I hereto.

Each party, by written notice given to the other parties in accordance with this Section 6.6, may change the address to which notices, statements, instructions or other documents are to be sent to such party. Except as otherwise provided herein, all notices, statements, instructions and other documents hereunder shall be deemed to have been given on the earlier of the date of actual delivery and three (3) days after the date of mailing, except that notice of a change of address shall be effective only upon actual delivery.

     6.7 COMPLETE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement among the parties hereto or any of them with respect to the matters referred to herein as they relate to the parties hereto. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

     6.8 TERM OF THE AGREEMENT. Unless this Section 6.8 is amended in accordance with the provisions of Section 6.2 hereof, this Agreement shall expire on the fifth (5th) anniversary of the Closing Date.

     6.9 HEADINGS. The section headings herein are for convenience of reference only and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

     6.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of law). The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed


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

to the party at the address appearing in Section 6.6 together with a copy to be delivered to such party's attorneys as provided in Section 6.6.

     6.11 ARBITRATION. All disputes arising in connection with or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with said Rules. The site of such arbitration shall be Denver, Colorado. The award of the arbitrator shall be final and binding and may be enforced in any and all courts having jurisdiction over the party against which the award is rendered. The prevailing party in any legal or arbitration action brought by one party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including the costs of investigation, consultant fees, court costs and reasonable attorney's fees.

     6.12 CONSENT BY THE STOCKHOLDERS. Any provision of this Agreement that requires any collective consent, agreement, waiver, designation or other determination or decision of the Stockholders, shall require, and shall be deemed to have been given or made upon, the consent, agreement, waiver, designation or other determination or decision of holders of a majority in interest of the shares of Preferred Stock held by the Stockholders, as of the date such collective consent, agreement, waiver, designation or other determination or decision is required.

     6.13 EFFECTIVENESS OF AGREEMENT. This Agreement shall not be effective unless and until the Merger has occurred.



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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       LODGENET ENTERTAINMENT CORPORATION

                                       By
                                          ------------------------------------

                                        Title
                                          ------------------------------------


                                        STOCKHOLDERS:


                                        --------------------------------------
                                                    Michael Slemmer

                                        --------------------------------------
                                                     Michael Petras

                                        --------------------------------------
                                                      Charles Katz

                                        --------------------------------------
                                                       Kevin Hartz

                                        --------------------------------------
                                                     Jonah Steinhart

                                        --------------------------------------
                                                      Roger McAulay

                                        --------------------------------------
                                                      John Witchel


                                       USWEB CORPORATION


                                       By
                                          ------------------------------------
                                       Title
                                          ------------------------------------


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

                                   SCHEDULE I

                            SCHEDULE OF STOCKHOLDERS


NAME & ADDRESS
OF STOCKHOLDER

Michael Slemmer
400 East 13th Street, Apt. 310
Sioux Falls, SD 57104
Facsimile: __________________
Telephone: (605) 988-1541

Michael Petras
300 Montgomery Street, Suite 904
San Francisco, CA 94104
Facsimile: __________________
Telephone: (415) 981-7711

Charles Katz
2005 18th Street
San Francisco, CA 94107
Facsimile: __________________
Telephone: (415) 550-9246

Kevin Hartz
601 4th Street, #329
San Francisco, CA 94107
Facsimile: __________________
Telephone: __________________

Jonah Steinhart
1070 Church Street, Apt. 207
San Francisco, CA 94114
Facsimile: __________________
Telephone: (415) 550-4123

Roger McAulay
2218 St. Charles Circle
Sioux Falls, SD 57103
Facsimile: __________________
Telephone: (605) 988-1555

John Witchel
155 Alma Street
San Francisco, CA 94117
Facsimile: __________________
Telephone: (415) 772-3660

USWeb Corporation
2880 Lakeside Drive, Suite 300
Santa Clara, CA 95054
Facsimile: __________________
Telephone: __________________


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